As filed with the Securities and Exchange Commission on November 26, 2003

                                                             File No. 811-09869

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 2                                          [X]
              -

                      FRANKLIN FLOATING RATE MASTER TRUST
                      -----------------------------------
              (Exact Name of Registrant as Specified in Charter)


                ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906 (Address of
              Principal Executive Offices) (Zip Code)

                                (650) 312-2000
              Registrant's Telephone Number, Including Area Code

                    MURRAY L. SIMPSON, ONE FRANKLIN PARKWAY
                           SAN MATEO, CA 94403-1906
              (Name and Address of Agent for Service of Process)



                    Please send Copy of Communications to:
                              Bruce G. Leto, Esq.
                     Stradley, Ronon, Stevens & Young, LLP
                           2600 One Commerce Square
                            Philadelphia, PA 19102















                         FRANKLIN TEMPLETON INVESTMENTS

                       FRANKLIN FLOATING RATE MASTER TRUST

                      FRANKLIN FLOATING RATE MASTER SERIES


                                December 1, 2003


FORM N-1A, PART A:

THE RESPONSES TO ITEM 1, 2 AND 3 HAVE BEEN OMITTED PURSUANT TO SECTION 2(B) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A.

In this Prospectus, certain terms begin with capital letters. This means the term is explained under "Useful Terms and Definitions" in Part B.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS

INVESTMENT OBJECTIVE

The Fund's investment goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates. This investment goal is a fundamental policy of the Fund, which means that the goal may not be changed without a vote of a majority of the outstanding shares of the Fund. There can be no assurance that the investment goal of the Fund will be achieved.

The Fund intends to invest the net proceeds from the sale of its shares in accordance with the Fund's investment goal and policies as soon as practicable, based on market conditions. The Fund's immediate ability to pursue its investment goal will depend on economic and market conditions, including the availability of senior secured Corporate Loans and Corporate Debt Securities. If the manager determines that market conditions are not favorable, the manager will initially invest the proceeds in short-term debt obligations or instruments that the Fund may normally purchase. During periods when the Fund is experiencing a large inflow of assets, there is a risk that the assets may not be promptly and effectively invested.

PRINCIPAL INVESTMENT STRATEGIES


The manager uses its credit analysis to select Corporate Loans and Corporate Debt Securities that are suitable for investment by the Fund. The Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Corporate Loans and Corporate Debt Securities that are made to, or issued by, Borrowers that are U.S. companies, Foreign borrowers and U.S. subsidiaries of Foreign borrowers and that have Floating Interest Rates. Shareholders will be given 60 days' advance notice of any change to this 80% policy. Floating Interest Rates are: (i) variable rates which adjust to a base rate, such as LIBOR or the CD Rate on set dates, typically every 30 days but not to exceed one year; (ii) interest rates that vary at a set margin above a generally recognized base lending interest such as the Prime Rate of a designated U.S. bank; or (iii) one of the foregoing interest rates which are convertible to fixed rate instruments. Upon conversion of any such loans or securities to fixed rate instruments, the Fund will, as promptly as is reasonable, rebalance its investments to meet the 80% level described above. The Fund may not meet the 80% level during periods pending investment of the proceeds from the offering of the Fund's shares. It also may not meet the 80% level during temporary defensive periods when the manager believes that suitable Corporate Loans and Corporate Debt Securities are not available or prevailing market or economic conditions warrant.

The Fund may invest up to 100% of its portfolio in senior secured Corporate Loans or Corporate Debt Securities that may be high yield, high risk, debt securities that are rated less than investment grade (i.e. less than BBB). Under normal conditions, at least 65% of the Fund's net assets will be invested in Corporate Loans or Corporate Debt Securities that are rated by an NRSRO with the equivalent of a B or higher rating by S&P or Moody's, or, if unrated, determined to be of comparable quality by the manager. The Fund may invest up to 35% of its net assets in Corporate Loans or Corporate Debt Securities that are rated less than such a B rating by an NRSRO or, if unrated, determined to be of comparable quality by the manager. NRSROs are independent rating organizations such as S&P or Moody's, which rate obligations by grading the company issuing the obligations based upon its financial soundness. Generally, the lower the rating category, the more risky is the investment. See Appendix for rating categories and "Description of Ratings" in Part B. The Fund will make such an investment only after the manager determines that the investment is suitable for the Fund based on the manager's independent credit analysis. See "The Manager's Credit Analysis."


Corporate Loans are loans made to corporations. In return, the corporation pays interest and principal to the Lenders. Corporate Loans also include Participation Interests in Corporation Loans or Assignments of Corporate Loans. Corporate Debt Securities are investments by securityholders in obligations issued by corporations. In exchange for their investment in the corporation, securityholders receive income from the corporation and the return of their investments in the corporation, as more fully described below. Before the Fund invests in a Corporate Loan or Corporate Debt Security, the manager will analyze the likelihood that the Borrower can and will make the required payments on the Corporate Loan or Corporate Debt Security. Corporate Debt Securities typically are in the form of notes or bonds. They may be issued in a public or private offering in the securities markets. Corporate Debt Securities will have terms similar to Corporate Loans, but will not be in the form of Participation Interests or Assignments. Unlike Corporate Loans, Corporate Debt Securities often are part of a large issue of securities that are held by a large group of investors.

The Fund will invest primarily in Corporate Loans and Corporate Debt Securities that are secured by collateral, which has been pledged by the corporation to the Lenders or securityholders. This means that the corporation has entered into a written promise to deliver, or has actually delivered, to the Lenders or securityholders property that will legally become the property of the Lenders or securityholders in case the corporation Defaults in paying interest or principal.

In addition, these secured Corporate Loans and Corporate Debt Securities will hold the most senior secured position in the capitalization structure of the corporation. This means that, in case the corporation becomes insolvent, the Lenders or securityholders of such debt obligations will be paid before other creditors of the corporation from the assets of the corporation.

In addition to the Fund's main investments, the Fund may, under normal conditions, invest up to 20% of its net assets in certain other types of debt obligations, as described below, or in cash. The Fund may invest in Unsecured Corporate Loans and Unsecured Corporate Debt Securities. This means that the Corporate Loans and Corporate Debt Securities are not backed by collateral. These loans and securities also may not be as senior in priority among creditors of the Borrower. Thus, if a Borrower Defaults on an Unsecured Corporate Loan or Unsecured Debt Security, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due. The manager will determine that the Borrowers in such transactions are creditworthy, under the same analysis that the manager uses for senior secured Corporate Loans and Corporate Debt Securities.

The Fund also may invest in secured or unsecured short-term debt obligations. These include U.S. government securities, U.S. government agency securities (some of which may not be backed by the full faith and credit of the United States), bank money market instruments (such as CDs), corporate and commercial obligations (such as commercial paper, bankers' acceptances and medium-term notes) and repurchase agreements. These short-term debt obligations will be rated within the four highest rating categories assigned by a NRSRO, or, if unrated, determined to be of comparable quality by the manager.

None of these short-term debt obligations are required to be backed by collateral. Short-term debt obligations purchased by the Fund, however, will be (or counterparties associated therewith will be) investment grade. This means that they will be rated Baa, P-3 or higher by Moody's or BBB, A-3 or higher by S&P or, if unrated, determined to be of comparable quality by the manager.

Securities rated Baa, BBB, P-3 or A-3 are considered to have adequate capacity for payment of principal and interest, but are more susceptible to adverse economic conditions than higher rated securities and, in the case of securities rated BBB or Baa (or comparable unrated securities), have speculative characteristics. Such securities (other than senior secured Corporate Loans and Corporate Debt Securities), cash and cash equivalents will not exceed 20% of the Fund's net assets except (i) during interim periods when investment of the net proceeds of public offerings of the Fund's securities is pending, (ii) pending reinvestment of proceeds of the sale of a security held by the Fund, and (iii) during temporary defensive periods when, in the opinion of the manager, suitable Corporate Loans and Corporate Debt Securities are not available or prevailing market or economic conditions warrant. Investments in Unsecured Corporate Loans and Unsecured Corporate Debt Securities will be made on the same basis as investments in senior secured Corporate Loans and Corporate Debt Securities as described herein, except with respect to collateral and seniority requirements.

The Fund also may invest in fixed rate obligations of U.S. companies, foreign companies or U.S. subsidiaries of foreign companies. The manager will determine that the companies issuing these obligations are creditworthy. When the Fund invests in fixed rate obligations, it also may enter into an interest rate swap in order to limit the exposure of such obligations against fluctuations in interest rates.


FOREIGN BORROWERS. The Fund may invest in Corporate Loans and Corporate Debt Securities that are made to, or issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers. For purposes of this prospectus, Corporate Loans and Corporate Debt Securities of Foreign Borrowers include such loans or debt securities that have one or more of the following characteristics: (1) the principal trading market of the loan or security is in a foreign country; (2) at least 50% of the revenue of the Borrower is generated from goods produced or sold, investments made, or services performed in a foreign country; (3) the Borrower is organized under the laws of a foreign country; or (4) at least 50% of the assets of the Borrower are situated in a foreign country. The Fund normally invests primarily in U.S. Borrowers, but may invest up to 65% of its assets in Foreign Borrowers in developed countries other than the U.S. The Fund may from time to time invest in Foreign Borrowers in emerging market countries, but currently does not intend to invest more than 35% of its assets in Foreign Borrowers in emerging market countries. The Fund considers a country to be an emerging market country if it is defined as a country with an emerging or developing economy by any one of the following: the International Bank for Reconstruction and Development (commonly known as the World Bank), the International Finance Corporation, or the United Nations or its agencies or authorities.

The manager will evaluate the creditworthiness of, and the Fund will invest in, Corporate Loans and Corporate Debt Securities of Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers by using the same analysis as it uses for U.S. Borrowers. The Fund will invest in Corporate Loans and Corporate Debt Securities of Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers, provided that the loans and securities are U.S. dollar-denominated, or the Fund uses a foreign currency swap for payments in U.S. dollars. U.S. dollar-denominated loans and securities are loans and securities for which the Fund pays in U.S. dollars and the Borrower pays principal, interest, dividends or distributions in U.S. dollars. The Fund may invest in a Corporate Loan or Corporate Debt Security that is not denominated in U.S. dollars if the Fund arranges for payments in U.S. dollars by entering into a foreign currency swap. See "Foreign Currency Swaps."

Loans to, and securities issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers may involve risks not typically involved in domestic investments and loans to, and securities issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers in emerging market countries involve additional risks.


THE MANAGER'S CREDIT ANALYSIS. The manager generally will determine the value of the collateral backing a secured Corporate Loan or Corporate Debt Security by customary valuation techniques that it considers appropriate. Such valuation techniques may include reference to financial statements of the Borrower, independent appraisal, or obtaining the market value of such collateral (e.g., cash or securities) if it is readily ascertainable. The value assigned to the collateral by the manager may be higher than the value at which the Borrower values the collateral on the Borrower's books. The Agent Bank may rely on independent appraisals as to the value of specific collateral. The Agent Bank, however, may not obtain an independent appraisal in all cases. However, there are risks that the collateral may not be sufficient in the event that a Borrower or issuer Defaults in paying interest or principal.

The terms of each secured Corporate Loan and Corporate Debt Security require that collateral have a fair market value at least equal to 100% of the amount of such Corporate Loan or Corporate Debt Security. The manager generally will determine the value of the collateral by customary valuation techniques that it considers appropriate. However, the value of the collateral may decline following the Fund's investment. Also, collateral may be difficult to sell and there are other risks which may cause the collateral to be insufficient in the event of a Default. Consequently, the Fund might not receive payments to which it is entitled.


The collateral may consist of various types of assets or interests. It may include working capital assets, such as accounts receivable or inventory. Inventory is the goods a company has in stock, including finished goods, goods in the process of being manufactured and the supplies used in the process of manufacturing. Accounts receivable are the monies due to a company for merchandise or securities that it has sold, or for the services it has provided. It also may include tangible fixed assets, such as real property, buildings and equipment or intangible assets, such as trademarks, copyrights and patent rights, or securities of subsidiaries or affiliates. Where the Borrower is a privately held company, the company's owners may provide additional security. They may do this by giving personal guarantees of performance or by agreeing to transfer other securities that they own to the Lenders in the event that the obligations are not repaid. In addition, the Fund may invest in Corporate Loans that are fully collateralized by assets of such shareholders or owners, rather than by assets of the Borrower.

The Fund will invest in a Corporate Loan or Corporate Debt Security only if the manager judges that the Borrower can meet the scheduled payments on the obligation. In addition, the manager will consider other factors it believes are appropriate to the analysis of the Borrower and the Corporate Loan or Corporate Debt Security. Such factors may include financial ratios of the Borrower, such as the Interest Coverage Ratio and Leverage Ratio. The manager also will consider the nature of the industry in which the Borrower is engaged, the nature of the Borrower's assets and the general quality of the Borrower. The manager considers developing political, diplomatic, regulatory and operational impacts on the nature of the industry and economy in which the Borrower is engaged, especially in light of the rapid world developments after the terrorism actions in September 2001. Particularly, with respect to Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers, the manager considers the nature of the foreign countries, economies and markets in which the Foreign Borrower is located and operates, which includes the impact on the creditworthiness of the Borrower of political, diplomatic, legal, regulatory and operational aspects of, and developments in, such foreign countries, including the risks or impact of war, regional conflicts or terrorism. These factors are extremely difficult, if not impossible, to predict and, consequently, the manager may be unable to assess effectively any adverse impact on the creditworthiness of Borrowers arising from such factors. The Corporate Loans and Corporate Debt Securities in which the Fund invests generally are not rated by an NRSRO.


When the manager selects Corporate Loans and Corporate Debt Securities for investment by the Fund, it primarily considers the creditworthiness of the Borrower. The manager will not base its selection upon the quality ratings of other debt obligations of a Borrower. These other debt obligations are often subordinated to the Corporate Loans or Corporate Debt Securities. Instead, the manager will perform its own independent credit analysis of the Borrower, and of the collateral structure for the Corporate Loan or Corporate Debt Security. In making its analysis, the manager will utilize any offering materials and, in the case of Corporate Loans, information prepared and supplied by the Agent Bank, Lender or Participant from whom the Fund purchases its Participation Interest. After the Fund invests in a Corporate Loan and Corporate Debt Security, the manager will continue to evaluate the Corporate Loan or Corporate Debt Security on an ongoing basis.


THE FUND'S NON-DIVERSIFIED CLASSIFICATION. The Fund is non-diversified under the 1940 Act. This means that there is no limit on the amount of assets that the Fund may invest in the securities of any one issuer. The Fund, however, does not intend to invest more than 10% of its total assets in the obligations of any single Borrower. However, the Fund will limit its investments so that, at the close of each quarter of its taxable year: (i) not more than 25% of its total assets will be invested in the securities (including Corporate Loans but excluding U.S. government securities or the securities of other regulated investment companies) of a single issuer, and (ii) with respect to 50% of its total assets, not more than 5% of the Fund's assets will be invested in the securities of any one issuer and securities held by the Fund will not consist of more than 10% of any single issuer's outstanding voting securities.

Since the Fund may invest a large portion of its assets in the obligations of a limited number of issuers, the Net Asset Value of the Fund's shares may fluctuate more widely and the Fund may present greater risk, than other investments. Also, the Fund may be more susceptible than a more widely diversified company to any single economic, political or regulatory event. For purposes of the diversification requirements, the Fund regards the issuer of a Corporate Loan in which the Fund may invest to include both the Borrower involved in a Corporate Loan and the Agent Bank that administers the Corporate Loan. In addition, the Fund also includes as issuers any Intermediate Participants interpositioned between the Lender and the Fund with respect to a Participation Interest, as described below.


NON-CONCENTRATION IN A SINGLE INDUSTRY. The SEC takes the position that a fund investing more than 25% of its total assets in a single industry or group of industries is "concentrating" its investments in that industry or group of industries. With the following exception, the Fund currently does not intend to invest more than 20% of its assets in the obligations of Borrowers in any single industry. The Fund will invest more than 25% (and may invest up to 100%) of its total assets in the securities of issuers in the commercial banking, thrift banking, insurance and finance industries, with the understanding that, for this investment percentage, Agent Banks, as well as Borrowers and any Intermediate Participants, are considered to be issuers of Corporate Loans, and Agent Banks and Intermediate Participants typically are included in these industries. Agent Banks are not issuers for purposes of this investment percentage in the usual sense, as the Fund normally does not invest directly in securities, including Corporate Loans or Corporate Debt Securities, issued by Agent Banks. The Fund only considers Agent Banks to be "issuers" for purposes of this investment percentage because the role of the Agent Banks in administering Corporate Loans issued by other companies exposes the Fund to certain risks (as described above). As a result of this concentration of its investments in issuers in these industries, the Fund is subject to certain risks associated with such institutions, both individually and as a group. The availability of Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities may from time to time reduce the Fund's ability to readily comply with this investment policy.

FEES. The Fund may receive and/or pay certain fees in connection with its lending activities. These fees are in addition to interest payments received and may include facility fees, commitment fees, commissions and prepayment penalty fees. When the Fund buys a Corporate Loan or Corporate Debt Security, it may receive a facility fee and when it sells a Corporate Loan or Corporate Debt Security the Fund may pay a facility fee. In certain circumstances, the Fund may receive a prepayment penalty fee on the prepayment of a Corporate Loan or Corporate Debt Security by a Borrower.


CURRENCY CONVERSIONS. Loans to U.S. subsidiaries of Foreign Borrowers and to U.S. Borrowers with significant foreign-dollar-denominated revenues may provide for conversion of all or part of the loan from a U.S. dollar-denominated obligation into a foreign currency obligation at the option of the Borrower. The Fund may invest in Corporate Loans and Corporate Debt Securities which have been converted into foreign-denominated obligations only when provision is made for payments to the Lenders in U.S. dollars pursuant to foreign currency swap arrangements.


FOREIGN CURRENCY SWAPS. Foreign currency swaps involve the exchange by the Fund with another party of the right to receive foreign currency (paid under a Corporate Loan or Corporate Debt Security) for the right to receive U.S. dollars. The Fund will enter into a foreign currency swap only if, at the time of entering into the transaction, the counterparty's outstanding debt obligations are investment grade. This means they are rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's, or determined by the manager to be of comparable quality. The amounts of U.S. dollar payments to be received by the Fund and the foreign currency payments to be received by the counterparty are fixed at the time the swap arrangement is entered into. This locks in the Fund's right to receive payments under a Corporate Loan or Corporate Debt Security in a predetermined amount of U.S. dollars. In this way, the swap protects the Fund from the fluctuations in exchange rates. For more information about foreign currency swaps, see the section in Part B entitled "Goals, Strategies and Risks
- Foreign Currency Swaps."


DESCRIPTION OF CORPORATE LOAN PARTICIPATION INTERESTS AND ASSIGNMENTS. The Fund may invest in a Corporate Loan in one of three ways: (1) a direct investment in the Corporate Loan by the Fund serving as one of the Lenders; (2) Participation Interests; or (3) an Assignment. Participation Interests are interests issued by a Lender or other financial institution which represent a fractional interest in a Corporate Loan. The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests. Holders of Participation Interests are referred to as Participants; the Agent Bank and any Lenders and Participants interposed between the Fund and a Borrower at to a Participation Interest are referred to as Intermediate Participants. (For a general description of Lenders and Agent Banks, see "More About Corporate Loans and Corporate Debt Securities.") An Assignment represents a portion of a Corporate Loan. Unlike a Participation Interest, the Fund will generally become a "Lender" for the purposes of the terms of the Corporate Loan by purchasing an Assignment. It can be most advantageous to the Fund to make a direct investment in a Corporate Loan as one of the Lenders. Such an investment is typically made at par. This means that the Fund receives a return at the full interest rate for the Corporate Loan.


On the other hand, when the Fund invests in a Participation Interest or an Assignment, it will normally pay a fee or forego a portion of the interest payment. Consequently, the Fund's return on the investment may not be as great as it would have been if the Fund had made a direct investment in the underlying Corporate Loan. However, the Fund may be able to invest in Corporate Loans only through Participation Interests or Assignments at certain times when reduced direct investment opportunities in Corporate Loans may exist.

Opportunities for direct investments in Corporate Loans and to a lesser degree, of investments in Participation Interests or Assignments may, from time to time, be limited. The Fund may not be able to invest in Corporate Loans other than through Participation Interests or Assignments. Due to these possible limitations on supply, there is a risk that the Fund may not be able to invest in Corporate Loans or Corporate Debt Securities to meet the levels of 80% or more of its net assets, plus the amount of any borrowings for investment purposes, (with respect to floating rate securities and senior secured securities) or 65% or more of its net assets (with respect to a rating of B or higher by an NRSRO, or, if unrated, a comparable quality as determined by the manager).

The Lenders or the Agent Bank may have an incentive to market the less desirable Corporate Loans, Participation Interests or Assignments to investors such as the Fund while retaining the more desirable investments for their own inventory. This reduces the availability of the more desirable investments.


The terms of the Participation Interests are privately negotiated between the Fund and the seller. Typically, the Fund will not have established any direct contractual relationship with the Borrower. The Fund will be required to rely on the Lender or the Participant that sold the Participation Interest for the enforcement of the Fund's rights against the Borrower. It also will have to rely on that party for the receipt and processing of payments due to the Fund under the Corporate Loans. Consequently, the Fund is subject to the credit risk of both the Lender or Participant, in addition to the usual credit risk of the Borrower.


If the Fund purchases an Assignment from a Lender, the Fund will step into the shoes of the original Lender and will have direct contractual rights against the Borrower. An Assignment from a Lender gives the Fund the right to receive payments directly from the Borrower and to enforce its rights as a Lender directly against the Borrower.


In the event the Borrower fails to pay principal and interest when due, the Fund may have to assert rights against the Borrower through an Intermediate Participant. This may subject the Fund to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against the Borrower. Moreover, under the terms of a Participation Interest, the Fund may be regarded as a creditor of the Intermediate Participant rather than of the Borrower. This means that the Fund does not have any direct contractual rights against the Borrower. Consequently, the Fund is subject to the credit risk of the Lender or Participant who sold the Participation Interest to the Fund, in addition to the usual credit risk of the Borrower. Also, in the event of the insolvency of the Lender or Participant who sold the Participation Interest to the Fund, the Fund may not have any exclusive or senior claim with respect to the Lender's interest in the Corporate Loan, or in the collateral securing the Corporate Loan. The Fund, therefore, may not benefit directly from the collateral supporting the underlying Corporate Loan. There is a risk that the Intermediate Participant may become insolvent. Similar risks may arise with respect to the Agent Bank.

Therefore, when the Fund invests in Corporate Loans through the purchase of Participation Interests, the manager must consider the creditworthiness of the Agent Bank and any Intermediate Participants. At the time of investment, the Intermediate Participant's outstanding debt obligations must be investment grade. That is, they must be rated in the four highest rating categories assigned by an NRSRO, such as BBB, A-3 or higher by S&P or Baa, P-3 or higher by Moody's. If unrated, the manager must determine that the obligations are of comparable quality.

The Agent Bank is a Lender that administers the Corporate Loan. The Agent Bank typically is responsible for collecting principal, interest and fee payments from the Borrower. The Agent Bank then distributes these payments to all Lenders or Participants that are parties to the Corporate Loan. The Fund will not act as an Agent Bank. It generally will rely on the Agent Bank or an Intermediate Participant to collect its portion of the payments. The Fund will also rely on the Agent Bank to take appropriate actions against a Borrower that is not making payments as scheduled. Typically, the Agent Bank is given broad discretion in enforcing the terms of the Corporate Loan, and is required to use only the same care it would use in the management of its own property. The Borrower compensates the Agent Bank for these services. Such compensation may include special fees paid at the start of Corporate Loans and other fees paid on a continuing basis.


In the event that a Borrower becomes bankrupt or insolvent, the Borrower may attempt to assert certain legal defenses as a result of improper conduct by the Agent Bank or Intermediate Participant. The Fund will invest in Corporate Loans only if, at the time of investment, all outstanding debt obligations of the Agent Bank and Intermediate Participants are investment grade, i.e., rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's or determined to be of comparable quality in the manager's judgment.

There is a risk that an Agent Bank may have financial difficulty. An Agent Bank could even declare bankruptcy, or have a receiver, conservator, or similar official appointed for it by a regulatory authority. If this happens, assets held by the Agent Bank under the Corporate Loan should remain available to holders of Corporate Loans, including the Fund. However, a regulatory authority or court may determine that assets held by the Agent Bank for the benefit of the Fund are subject to the claims of the Agent Bank's general or secured creditors. The Fund might incur costs and delays in realizing payment on a Corporate Loan or might suffer a loss of principal or interest. Similar risks arise in situations involving Intermediate Participants, as described above.


Intermediate Participants may have an obligation to make future advances to the Borrower at the demand of the Borrower in connection with what are known as revolving credit facilities and may have certain other obligations pursuant to the terms of Corporate Loans. The Fund or custodian will segregate on the books of the Fund liquid assets that are earmarked to meet such future obligations. Because the Fund will segregate on its books liquid assets for such contingent obligations, the manager believes that such obligations do not constitute senior securities under the 1940 Act as interpreted by the SEC. The Fund will not invest in Corporate Loans that would require the Fund to make future advances that exceed in the aggregate for all such Corporate Loans 20% of the Fund's total assets. The Fund also will not invest in Corporate Loans that would cause the Fund to fail to meet the diversification requirements previously described.


RISKS RELATED TO PRINCIPAL INVESTMENT STRATEGIES

CREDIT RISK. Corporate Loans and Corporate Debt Securities may constitute substantially all of the Fund's investments. Corporate Loans and Corporate Debt Securities are primarily dependent upon the creditworthiness of the Borrower for payment of interest and principal. The Fund is subject to the risk that the scheduled interest or principal payments on Corporate Loans, Corporate Debt Securities and other debt obligations in its portfolio will not be paid. If the Borrower fails to pay scheduled interest or principal on a Corporate Loan or Corporate Debt Security and other debt obligations, the income of the Fund or the value of its investments may be adversely affected. In turn, this may reduce the amount of dividends or the Net Asset Value of the Fund's shares. The Fund's receipt of principal and interest payments on a Corporate Loan or a Corporate Debt Security also depends upon the creditworthiness of any Intermediate Participant. To reduce credit risk, the manager actively manages the Fund as described above.


Corporate Loans and Corporate Debt Securities made in connection with highly leveraged transactions are subject to greater credit risks than other Corporate Loans and Corporate Debt Securities in which the Fund may invest. These credit risks include an increased possibility that the Borrower may Default on the Corporate Loan or Corporate Debt Security, or may go into bankruptcy. The Fund may have more difficulty selling highly leveraged Corporate Loans and Corporate Debt Securities than other Corporate Loans and Corporate Debt Securities because they are less liquid. The value of such Corporate Loans and Corporate Debt Securities is more volatile in response to interest rate fluctuations. The Corporate Loans and Corporate Debt Securities in which the Fund invests generally are not rated by any NRSRO. Corporate Loans and Corporate Debt Securities in which the Fund invests will generally hold the most senior position in the capitalization structure of the Borrowers.


The Fund may own Corporate Loans and Corporate Debt Securities of a Borrower who files for protection under Chapter 11 of the U.S. Bankruptcy Code. The Fund also may purchase Corporate Loans and Corporate Debt Securities that are issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code. The Fund may purchase Corporate Loans and Corporate Debt Securities that are in default as to the payment of interest or principal or both and with respect to which no interest or principal may be paid for a period of time. The Fund will purchase these obligations only if they hold a senior position in the Borrower's capitalization structure and, in the case of obligations that are not then currently paying interest or principal or both, the manager has determined that such obligations will either begin paying interest or principal or both soon enough to, or may be disposed of at a value that will, meet the investment goals and strategies of the Fund. Also, the manager will determine that such obligations are a suitable investment by the Fund. However, many Borrowers will have non-investment grade subordinated debt. During periods of deteriorating economic conditions, a Borrower may have difficulty making its payments under such bonds and other subordinated debt obligations. These difficulties may damage the Borrower's credit rating or its ability to obtain financing for short-term cash flow needs. This may force the Borrower into bankruptcy or other forms of credit restructuring.

The terms of the Corporate Loans and Corporate Debt Securities require that collateral be maintained at a value at least equal to 100% of the amount of such Corporate Loan or Corporate Debt Security. However, the value of the collateral may decline after the Fund invests in the Corporate Loan or Corporate Debt Security. In addition, collateral securing the loan may be found invalid or may be used to pay other outstanding obligations of the Borrower, under applicable law. If this happens, there is a risk that the value of the collateral may not be sufficient to cover the amount owed to the Fund.

In the event that a Borrower Defaults, the Fund's access to the collateral may be limited by bankruptcy and other insolvency laws. There is also the risk that the collateral may be difficult to liquidate. In fact, a majority of the collateral may be Illiquid. As a result, the Fund might not receive payments to which it is entitled.

The Fund may invest up to 100% of its portfolio in senior secured Corporate Loans or Corporate Debt Securities that may be high yield, high risk, debt securities that are rated less than investment grade (i.e. less than BBB). These entail Default and other risks greater than those associated with higher-rated securities. Generally, the lower the rating category, the more risky is the investment. Unsecured debt securities rated BBB or lower by S&P or Baa or lower by Moody's are considered to be high yield, high risk investments, commonly known as "junk bonds." However, the senior secured Corporate Loans and Corporate Debt Securities in which the Fund primarily invests are not junk bonds. They have features that junk bonds generally do not have. These Corporate Loans and Corporate Debt Securities are senior obligations of the Borrower and are secured by collateral. They generally are subject to certain restrictive covenants in favor of the Lenders or securityholders that invest in the Corporate Loans or Corporate Debt Securities.

LIMITATIONS ON AVAILABILITY OF CORPORATE LOANS, PARTICIPATION INTERESTS, ASSIGNMENTS AND CORPORATE DEBT SECURITIES. Direct investments in Corporate Loans and, to a lesser degree, investments in Participation Interests or Assignments may from time to time be available to only a limited extent. Consequently, there is a risk that the Fund may not be able to invest 80% or more of its net assets, plus the amount of any borrowings for investment purposes, in floating rate Corporate Loans and Corporate Debt Securities or in senior secured Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities, as described above. Limitations on the availability of these investments may be due to a number of factors. There may be more willing purchasers of direct Corporate Loans compared to the available loans. Direct Lenders also may allocate only a small number of Corporate Loans to investors, such as the Fund. The Lenders or the Agent Bank may have an incentive to market the less desirable Corporate Loans, Participation Interests or Assignments to investors such as the Fund while retaining the more attractive investments for themselves. These factors may reduce the availability of the more desirable investments. As the market for these investments has developed, the availability of these investments has increased. Also, as the Fund grows in size, making it possible to purchase larger blocks of these investments readily, the Fund's bargaining position for the more desirable investments will improve and there will be less risk that the Fund will be unable to invest in desirable investments.

There is a risk that the assets of the Fund may not be promptly and effectively invested during periods when the Fund is experiencing a large inflow of assets. This means that to the extent that Fund is not investing its assets primarily in Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities due to the foregoing risks, the Fund may be unable to achieve its investment goal. The availability of Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities also may from time to time reduce the Fund's ability to readily comply with the Fund's investment policy regarding non-concentration in a single industry.

COLLATERAL IMPAIRMENT. Corporate Loans and Corporate Debt Securities (excluding Unsecured Corporate Loans and Unsecured Corporate Debt Securities) will be secured unless (i) the Fund's security interest in the collateral is invalidated for any reason by a court, or (ii) the collateral is fully released with the consent of the Agent Bank and Lenders or under the terms of a loan agreement as the creditworthiness of the Borrower improves.

There are risks that may cause the collateral to be insufficient in the event that a Borrower Defaults on a Corporate Loan or Corporate Debt Security. Although the terms of the Corporate Loans and Corporate Debt Securities require that the collateral be maintained at a value at least equal to 100% of the amount of such Corporate Loan or Corporate Debt Security, the value of the collateral may decline subsequent to the Fund's investment in the Corporate Loan or Corporate Debt Security. In most credit agreements there is no formal requirement to pledge additional collateral if the value of the collateral declines subsequent to the Fund's investment in the Corporate Loan or Corporate Debt Security. To the extent that collateral consists of the stock of the Borrower's subsidiaries or other affiliates, the Fund will be subject to the risk that this stock will decline in value. Such a decline, whether as a result of bankruptcy proceedings or otherwise, could cause the Corporate Loan or Corporate Debt Security to be under collateralized or unsecured.

There is the risk that the collateral may be difficult to liquidate. In fact, a majority of the collateral may be Illiquid. Consequently, the Fund might not receive payments to which it is entitled. This may result in a decline in the value of the investment and, in turn, a decline in the Net Asset Value of the Fund's shares.

There may be temporary periods when the principal asset held by a Borrower is the stock of a related company, which may not legally be pledged to secure a Corporate Loan or Corporate Debt Security. On occasions when such stock cannot be pledged, the Corporate Loan or Corporate Debt Security will be temporarily unsecured until the stock can be pledged or is exchanged for or replaced by other assets, which will be pledged as security for the Corporate Loan or Corporate Debt Security. However, the Borrower's ability to dispose of such securities, other than in connection with a pledge or replacement, will be strictly limited for the protection of the holders of Corporate Loans or Corporate Debt Securities.

If a Borrower becomes involved in bankruptcy proceedings, the Fund's access to the collateral may be limited by bankruptcy and other laws. A court may find that the Fund's interest in the collateral is invalid or it may find that other creditors of the Borrower should be paid before the Fund. Such action by a court could be based on a number of legal theories. For example, faulty loan documentation or faulty official filings could lead to an invalidation by a court. This risk is increased when a Corporate Loan or Corporate Debt Security is made in connection with a highly leveraged transaction. In the event that a court decides that the Fund's access to the collateral is limited or void, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due to it.

ILLIQUID SECURITIES. The Fund may not invest more than 15% of its net assets in securities that are illiquid. Illiquid securities for purposes of this limitation are securities that may not be converted to cash for a period of seven days, generally because they are not readily marketable or are subject to restrictions on resale. Corporate Loans and Corporate Debt Securities in which the Fund invests are, at present, not readily marketable and may be subject to significant restrictions on resale. They do not have the liquidity of conventional investment grade debt securities and may be considered Illiquid. In the event that the Fund voluntarily or involuntarily liquidates these assets, it may not get the full value of the assets. The Fund may have difficulty disposing of Illiquid portfolio securities. As the market for Corporate Loans and Corporate Debt Securities matures, the manager expects that liquidity will improve.

RISKS FROM FLUCTUATIONS IN GENERAL INTEREST RATES. Changes in interest rates in the national and international markets generally affect the market value of fixed-income securities and debt obligations. In turn, the Net Asset Value of the shares of an investment company which invests primarily in fixed-income securities fluctuates. When interest rates rise, the value of a fixed-income portfolio can be expected to fall. However, the manager expects the Fund's Net Asset Value to be relatively stable during normal market conditions, because the Fund's investments will consist primarily of: (i) Corporate Loans and Corporate Debt Securities with Floating Interest Rates; (ii) fixed rate Corporate Loans and Corporate Debt Securities hedged by interest rate swap transactions; and
(iii) short-term instruments. Because the Fund will invest primarily in these instruments, the manager expects the Net Asset Value of the Fund to fluctuate less as a result of interest rate changes than would a portfolio comprised mostly of medium or long-term fixed-rate obligations.

Since some Floating Interest Rates reset only periodically, there are periods during which the interest rate does not change. During such periods, prevailing interest rates and the interest rates on some obligations with Floating Interest Rates held by the Fund (including the interest rates on nominal amounts in the Fund's interest rate swap transactions) will not move precisely in the same direction or amount. In other words, there will be an imperfect correlation between these rates. These imperfect correlations may cause the Fund's Net Asset Value to fluctuate. A sudden and extreme increase in prevailing interest rates may cause a decline in the Fund's Net Asset Value. Conversely, a sudden and extreme decline in interest rates could result in an increase in the Fund's Net Asset Value. Also, a decline in the Net Asset Value could result from a Borrower Defaulting on a Corporate Loan or Corporate Debt Security and from changes in the creditworthiness of a Borrower. In the case of Participation Interests in Corporate Loans, a decline in the Net Asset Value also may result from changes in the creditworthiness of Intermediate Participants interposed between the Fund and the Borrowers.


EFFECTS OF BORROWING AND LEVERAGE. The Fund is authorized to borrow money and has arranged a credit facility with a bank, which permits it to borrow funds to meet unfunded commitments in connection with investments or to make redemptions. However, the Fund will only borrow money under this facility for temporary, extraordinary or emergency purposes. Under the 1940 Act, the Fund is required with respect to all borrowings to maintain minimum asset coverage of at least 300% immediately following any such borrowing and on an ongoing basis. The Fund has adopted non-fundamental investment policies that the Fund's borrowings may not exceed 25% of its Net Asset Value.


There is a risk that the costs of borrowing may exceed the income and appreciation, if any, on assets acquired with the borrowed funds. If this occurs, the use of leverage will reduce the investment performance of the Fund compared with what it would have been without leverage. The costs associated with such borrowings include interest payments, fees and dividends. The Fund also may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements will increase the cost of borrowing over the stated interest rate. When the Fund borrows money, the lender will have the right to receive scheduled interest and principal payments. The lender's right to such payments will be senior to those of the holders of the Fund's shares. The terms of any such borrowings may limit certain activities of the Fund, including the payment of dividends to holders of the Fund's shares.

Furthermore, the lenders may be granted certain voting rights if the Fund Defaults in the payment of interest or repayment of principal. Subject to its ability to liquidate its relatively Illiquid portfolio securities, the Fund intends to repay the borrowings in the event that the borrowings would impair the Fund's compliance with certain requirements applicable to status as a regulated investment company under the Code. Interest payments and fees paid by the Fund on any borrowings will reduce the amount of income it has available to pay as dividends to the Fund's shareholders.

Leverage creates certain risks for holders of the Fund's shares. Leveraging by the Fund creates an opportunity for greater total return but, at the same time, increases exposure to losses. The Net Asset Value of the Fund's shares may be more volatile than if the Fund were not leveraged. These risks may be reduced through the use of borrowings that have Floating Interest Rates.

The Fund's willingness to borrow money for investment purposes, and the amount it will borrow, will depend on many factors. The most important factors are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy depends on the manager's ability to predict correctly interest rates and market movements. There is no assurance that a leveraging strategy will be successful during any period in which it is employed.

HIGHLY LEVERAGED TRANSACTIONS. The Corporate Loans and Corporate Debt Securities in which the Fund invests primarily consist of capital restructurings. This means that a Borrower has undertaken the obligations in order to finance the growth of the Borrower's business through product development or marketing, or to finance changes in the way the Borrower utilizes its assets and invested or borrowed financial resources. Corporate Loans and Corporate Debt Securities also may include senior obligations of a Borrower issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code, provided that such senior obligations are determined by the manager upon its credit analysis to be a suitable investment by the Fund.

A significant portion of such Corporate Loans and Corporate Debt Securities (which may be as much as 100% of the Fund's total assets) may be issued in highly leveraged transactions. This means that the Borrower is assuming large amounts of debt in order to have large amounts of financial resources to attempt to achieve its business objectives. Such business objectives may include: management's taking over control of a company (leveraged buyout); reorganizing the assets and liabilities of a company (leveraged recapitalization); or acquiring another company. Such Corporate Loans and Corporate Debt Securities present special risks.

Such Corporate Loans may be structured to include both term loans, which are generally fully funded at the time of the Fund's investment, and revolving credit facilities, which would require the Fund to make additional investments in the Corporate Loans as required under the terms of the credit facility at the Borrower's demand. Such Corporate Loans also may include receivables purchase facilities, which are similar to revolving credit facilities secured by a Borrower's receivables.


FOREIGN EXPOSURE. The Fund may invest in Corporate Loans and Corporate Debt Securities which are made to, or issued by, Foreign Borrowers, U.S. subsidiaries of Foreign Borrowers and U.S. entities with substantial foreign operations. Such investments involve additional risks that can increase the potential for losses in the Fund. These include country risks (due to general securities market movements in any country where the Fund has investments); company risks (due to less stringent disclosure, accounting, auditing and financial reporting standards and practices; less liquid securities; less government supervision and regulation of foreign markets and their participants); and currency risks (due to fluctuations in currency exchange rates and the adjustments to the euro).

COMMITMENTS OF THE FUND TO MAKE ADDITIONAL PAYMENTS TO BORROWERS. Corporate Loans may be structured to include both term loans and revolving credit facilities. Unlike term loans, revolving credit facilities would require the Fund to loan additional amounts at the demand of the Borrower. Where the Fund purchases a Participation Interest, the Intermediate Participant may have the obligation to make such future advances to the Borrower. The Fund currently intends to limit investments in such Corporate Loans or Participation Interests to amounts that would not require commitments for future advances to exceed 20% of the Fund's total assets. In the event of such a Default or prepayment, the Fund will either maintain specified asset coverages of at least 300% with respect to the amount of compensation that must be paid to the counterparty, marked to market daily, or designate, on a daily basis, as segregated on its books, liquid assets (not otherwise encumbered) equal in current market value to the amount of compensation that must be paid to the counterparty.


FINANCIAL INSTITUTIONS. As discussed above, the Fund will invest more than 25% of its total assets in the securities of the following issuers as a group: commercial banks, thrift institutions, insurance companies and finance companies. As a result, the Fund is subject to certain risks associated with these institutions, both individually and as a group.

Banking and thrift institutions are subject to extensive governmental regulations. These regulations may limit both the amounts and types of loans and other financial commitments which the institutions may make and the interest rates and fees which the institutions may charge. The profitability of these institutions largely depends upon the availability and cost of capital funds. Their profits have recently fluctuated significantly as a result of volatile interest rate levels. In addition, general economic conditions influence the operations of these institutions. Financial institutions are exposed to credit losses which result when borrowers suffer financial difficulties.

Insurance companies are also affected by economic and financial conditions and are subject to extensive government regulation, including rate regulation. Property and casualty companies may be exposed to material risks, including reserve inadequacy, latent health exposure and inability to collect from their reinsurance carriers.

These industries are currently undergoing rapid change as existing distinctions between different businesses become blurred. Recent business combinations have included insurance, finance and securities brokerage under single ownership.

PORTFOLIO MANAGEMENT AND OTHER CONSIDERATIONS. In the event that short-term interest rates increase or other market conditions change, the Fund's leverage could adversely affect holders of the Fund's shares, as noted above. If such changes occur or are anticipated, the Fund may attempt to shorten the average maturity of its investment portfolio. This would tend to decrease the negative impact of leverage on holders of the Fund's shares. To do this, the Fund would purchase securities with generally shorter maturities.

MORE INFORMATION ON INVESTMENT POLICIES, PRACTICES AND RISKS

DESCRIPTION OF FLOATING INTEREST RATES. The rate of interest payable on Corporate Loans or Corporate Debt Securities with Floating Interest Rates is established as the sum of a base lending rate plus a specified margin. These base lending rates generally are LIBOR, the Prime Rate of a designated U.S. bank, the CD Rate, or another base lending rate used by lenders loaning money to companies, so-called commercial lenders. The interest rate on Prime Rate-based Corporate Loans and Corporate Debt Securities floats daily as the Prime Rate changes, while the interest rate on LIBOR-based and CD-based Corporate Loans and Corporate Debt Securities is reset periodically, typically at regular intervals ranging between 30 days and one year.


Certain of the Floating Interest Rate Corporate Loans and Corporate Debt Securities in which the Fund will invest may permit the Borrower to select an interest rate reset period of up to one year. A portion of the Fund's investments may consist of Corporate Loans with interest rates that are fixed for the term of the loan. Investment in Corporate Loans and Corporate Debt Securities with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund's Net Asset Value as a result of changes in interest rates. The Fund may attempt to limit the exposure of its fixed rate Corporate Loans and Corporate Debt Securities against fluctuations in interest rates by entering into interest rate or other derivative transactions. Fixed rate corporate loans and corporate debt securities that are converted from fixed rate investments to floating rate investments through interest rate swaps or other derivative transactions will be considered to be "floating interest rate corporate loans and corporate debt securities" for purposes of the Fund's policy of normally investing at least 80% of its net assets in floating interest rate corporate loans and corporate debt securities made to or issued by, borrowers that are U.S. companies, foreign entities and U.S. subsidiaries of foreign entities. The Fund also will attempt to maintain a portfolio of Corporate Loans and Corporate Debt Securities that will have a dollar weighted average period to the next interest rate adjustment of no more than 90 days.


Borrowers have increasingly selected the LIBOR-based pricing option, resulting in a yield on Corporate Loans and Corporate Debt Securities that is consistently lower than the yield available from the Prime Rate-based pricing option. This trend will significantly limit the ability of the Fund to achieve a net return to shareholders that consistently approximates the average published Prime Rate of leading U.S. banks. For more information about this trend, see the section in Part B entitled "Goals, Strategies and Risks - Description of Floating or Variable Interest Rates."

MATURITIES. The Fund has no restrictions on portfolio maturity. The Fund anticipates that a majority of the Corporate Loans and Corporate Debt Securities in which it will invest will have stated maturities ranging from three to ten years. This means that the Borrower is required to fully repay the obligation within that time period. The Fund also anticipates that the Corporate Loans and Corporate Debt Securities will have an average expected life of three to five years.

The expected average life of the Corporate Loans and Corporate Debt Securities is less than their stated maturity because it is anticipated that some Borrowers will pay off their obligations early. Corporate Loans usually will require the Borrower to prepay the Corporate Loan if the Borrower has excess cash flow. Also, Corporate Loans usually permit the Borrower to prepay at its election. The degree to which Borrowers prepay Corporate Loans and Corporate Debt Securities, whether as a contractual requirement or at their election, cannot be predicted with accuracy. General business conditions, the financial condition of the Borrower and competitive conditions among Lenders are all factors that affect prepayments. Such prepayments may require the Fund to replace a Corporate Loan, Corporate Debt Security or other investment with a lower yielding security. This may adversely affect the Net Asset Value of the Fund's shares.

CERTAIN INVESTMENT PRACTICES. The Fund may use various investment practices that involve special consideration, including lending its portfolio securities, entering into when-issued and delayed delivery transaction and entering into repurchase agreements. In addition, the Fund has the authority to engage in interest rate swaps and other hedging and risk management transactions.

TEMPORARY INVESTMENTS. When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Temporary defensive investments generally may include short-term U.S. government securities, commercial paper, bank obligations, repurchase agreements and other money market instruments. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goals.

PORTFOLIO TURNOVER. The Fund's annual portfolio turnover rate is not expected to exceed 100%. The rate may vary greatly from year to year and will not be a limiting factor when the manger deems portfolio changes appropriate.

More detailed information about the Fund, its policies and risks can be found in Part B.

Shares of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank, and the Fund's shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Shares of the Fund involve investment risks, including the possible loss of principal.


THE RESPONSE TO ITEM 5. HAS BEEN OMITTED PURSUANT TO SECTION 2(B) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A.

ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

   (A)  MANAGEMENT

      (1)  INVESTMENT ADVISER


Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment adviser. Together, as of October 31, 2003, Advisers and its affiliates manage over $301 billion in assets.


For the fiscal year ended July 31, 2003, the Fund paid 0.80% of its average net assets to the manager for its services.

      (2)  PORTFOLIO MANAGER

The team responsible for the Fund's management is:

RICHARD C. D'ADDARIO, SENIOR VICE PRESIDENT OF FRANKLIN ADVISERS

Mr. D'Addario has been a manager of the Fund since 2000. He joined Franklin Templeton Investments in 1996.

RICHARD S. HSU CFA, VICE PRESIDENT OF FRANKLIN ADVISERS

Mr. Hsu has been a manager of the Fund since 2000. He joined Franklin Templeton Investments in 1996.


      (3)  LEGAL PROCEEDINGS

None.

   (B)  CAPITAL STOCK

Not applicable.

ITEM 7.  SHAREHOLDER INFORMATION

   (A)  PRICING OF FUND SHARES

The offering price of the Fund's shares is based on the Fund's net asset value
(NAV). The Fund calculates the NAV per share each business day at the close of trading on the New York Stock Exchange (normally 1:00 p.m. Pacific time). Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form. The Fund's NAV per share is calculated by dividing its net assets by the number of its shares outstanding. Expenses of the Fund, including fees payable to the manager, are accrued daily.

The Fund's assets are generally valued at their market value. If market prices are unavailable, or if an event occurs after the close of the trading market that materially affects the values, assets may be valued at their fair value. If the Fund holds securities listed primarily on a foreign exchange that trades on days when the Fund is not open for business, the value of your shares may change on days that you cannot buy or sell shares.

   (B)  PURCHASE OF FUND SHARES

The Fund engages in a continuous offering of its shares at a price equal to the NAV next determined after a purchase order is received. No sales charge is imposed on the Fund's shares. Consequently, sales commissions do not reduce the proceeds of the offering available to the Fund for investment. The Fund may suspend the continuous offering of its shares at any time without prior notice. Similarly, the Fund may resume the offering at any time. If there is a suspension of the offering of the Fund's shares, shareholders that reinvest their distributions in additional shares will be permitted to continue to make those reinvestments.

The Fund's shares have not been registered under the Securities Act of 1933, as amended (1933 Act), which means they may not be sold publicly. The Fund's shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act. This Prospectus is not offering to sell or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act. Investments in the Fund may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of their investment at any time at net asset value. In the interest of economy and convenience, certificates for Fund shares will not be issued. The Fund does not issue share certificates.

Shares of the fund are sold only to "accredited investors," as defined in Regulation D under the 1933 Act. Accredited investors include common or commingled trust funds, investment companies and other institutional investors. It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the "Feeder Funds"). Each of the Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.

Funds should be wired to the Fund's bank account at the Bank of New York, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share).

Shares of the Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

    (C)  REDEMPTION OF FUND SHARES

As stated above, the Fund's shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the NAV per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

Redemptions are taxable events. The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Fund.

Additional Policies. Please note that the Fund maintains additional policies and reserves certain rights, including:

   o In unusual circumstances, we may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

   o For redemptions over a certain amount, the Fund reserves the right to make payments in securities or other assets of the Fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

   (D)  DIVIDENDS AND DISTRIBUTIONS

The Fund typically declares dividends each day that its net asset value is calculated and pays them monthly. Your account begins to receive dividends on the day after the Fund receives your investment and continues to receive dividends through the day it receives a request to sell your shares. Capital gains, if any, may be distributed at least annually. The Fund does not pay "interest." The amount of any distribution from the Fund will vary and there is no guarantee that the Fund will pay either income dividends or capital gain distributions.

Avoid "Buying a Dividend." If you invest in the Fund shortly before it makes a capital gain distribution, you may receive some of your investment back in the form of a taxable distribution.

(E)   TAX CONSEQUENCES


As a partnership, the Fund is not subject to U.S. federal income tax. Instead, each shareholder reports separately on its own income tax return its distributive share of the Fund's income, gains, losses, deductions and credits (including foreign tax credits or deductions for creditable or deductible foreign taxes imposed on the Fund). Each shareholder is required to report its distributive share of such items regardless of whether it has received or will receive a corresponding distribution of cash or property from the Fund. In general, cash distributions by the Fund to a shareholder will represent a non-taxable, downward basis adjustment up to the amount of the shareholder's adjusted tax basis in the Fund shares. When a shareholder sells or exchanges shares of the Fund (other than by redemption), the shareholder may have a capital gain or loss.

In general, a distribution in partial or complete redemption of a shareholder's shares of the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of the shareholder's entire interest in the Fund. Any loss may be recognized only if the shareholder redeems its entire interest in the Fund for money.

An allocable share of a tax-exempt shareholder's income may be "unrelated business taxable income" (UBTI) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

The Fund will not be a "regulated investment company" for federal income tax purposes.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

   (A)  SALES LOADS

Not applicable.

   (B)  RULE 12B-1 FEES

Not applicable.

   (C)  ADDITIONAL INFORMATION ON MASTER FEEDER FUNDS

It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the "Feeder Funds"). Each of the Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.

As a master fund, the Fund may have one or more funds that serve as feeder funds. Any change to the fundamental investment objective or the fundamental investment restrictions would be submitted to all the feeder funds, as required within the feeder funds' jurisdiction. It is possible that a change in fundamental investment objective or fundamental investment restriction could be approved by a majority of shareholders even if some of the feeder funds voted against the change.

THE RESPONSE TO ITEM 9 HAS BEEN OMITTED PURSUANT TO SECTION 2(B) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A.


















                         FRANKLIN TEMPLETON INVESTMENTS

                FRANKLIN FLOATING RATE MASTER TRUST

               FRANKLIN FLOATING RATE MASTER SERIES


                                December 1, 2003


FORM N-1A, PART B

ITEM 10.

   (A)  COVER PAGE

Franklin Floating Rate Master Trust (the "Trust") is a non-diversified open-end management investment company that has one series of shares of beneficial interest, the Franklin Floating Rate Master Series (the "Fund"). The Fund's goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.


This Part B, referred to as the Statement of Additional Information (SAI), is not a prospectus. It contains information in addition to the information in the Fund's prospectus. The Fund's prospectus, dated December 1, 2003, which we may amend from time to time, contains the basic information you should know before investing in the Fund. You should read this SAI together with the Fund's prospectus.

The audited financial statements and auditor's report in the Funds' Annual Report to Shareholders for the fiscal year ended July 31, 2003, are incorporated by reference (are legally a part of this SAI).


For a free copy of the current prospectus or annual report, contact your investment representative or call 1-800/DIAL BEN(R) (1-800/342-5236).

Investment company shares, annuities, and other investment products:

      o are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government;

      o are not deposits or obligations of, or guaranteed or endorsed by, any bank;

      o are subject to investment risks, including the possible loss of principal.


   WHEN READING THIS PART B, YOU WILL SEE CERTAIN TERMS BEGINNING WITH CAPITAL
        LETTERS. THIS MEANS THE TERM IS EXPLAINED UNDER "USEFUL TERMS AND
                                  DEFINITIONS."



   (B)  TABLE OF CONTENTS


Item 10...........................................................1


Item 11. Fund History.............................................2


Item 12. Description of the Fund and its Investments and Risks....2



Item 13. Management of the Fund..................................13


Item 14. Control Persons and Principal Holders of Securities.....22


Item 15. Investment Advisory and Other Services..................22


Item 16. Brokerage Allocation and Other Practices................28


Item 17. Capital Stock and Other Securities......................29


Item 18. Purchase, Redemption and Pricing of Shares..............30


Item 19. Taxation of the Fund....................................31


Item 20. Underwriters............................................34


Item 21. Calculation of Performance Data.........................34


Item 22. Financial Statements....................................34


ITEM 11.   FUND HISTORY

The Franklin Floating Rate Master Trust (the "Trust") is an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) and filed its Certificate of Trust in the State of Delaware on November 16, 1999 and was initially registered as a closed-end management investment company with the SEC. On June 11, 2002, the Trust's Board of Trustees voted to register the Trust as an open-end management investment company, to amend the Trust's Agreement and Declaration of Trust and By-laws for the same purpose and to submit these changes to the vote of the Trust's shareholders. The Trust's shareholders approved these changes on June 26, 2002 by an affirmative vote of 100% of the shareholders.


After the Trust converted to an open-end investment company, each of the Trust's shareholders had the same number of shares and beneficial interest in the same NAV of the Trust as each did before the conversion. In the conversion, there were no taxable events for the Trust or its shareholders.

ITEM 12.   DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

GOALS, STRATEGIES AND RISKS

How Does the Fund Invest Its Assets?

INVESTMENT GOAL. The Fund's goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.

Advisers, the Fund's investment manager, uses its credit analysis to select suitable investments for the Fund. The Fund seeks to achieve its goal by investing at least 80% of its net assets in Corporate Debt Securities that are made to, or issued by Borrowers that are U.S. companies, foreign borrowers and U.S. subsidiaries of foreign borrowers and that have Floating Interest Rates. Net assets for the 80% policy include the amount of any borrowings for investment purposes.

The following gives more detailed information about the Fund's investment policies and the types of securities that it may buy. Please read this information together with the section "Investment Objectives, Principal Investment Strategies, and Related Risks" in the Prospectus.

RESTRICTIVE COVENANTS. The Borrower under a Corporate Loan and the issuer of a Corporate Debt Security must comply with various restrictive covenants contained in any Corporate Loan agreement between the Borrower and the lending syndicate or in any trust indenture or comparable document in connection with a Corporate Debt Security. A restrictive covenant is a promise by the Borrower to not take certain actions which may impair the rights of Lenders. These covenants, in addition to requiring the scheduled payment of interest and principal, may include restrictions on dividend payments and other distributions to shareholders, provisions requiring the Borrower to maintain specific financial ratios or relationships and limits on total debt. In addition, a covenant may require the Borrower to prepay the Corporate Loan or Corporate Debt Security with any excess cash flow. Excess cash flow generally includes net cash flow after scheduled debt service payments and permitted capital expenditures, among other things, as well as the proceeds from asset dispositions or sales of securities. A breach of a covenant (after giving effect to any cure period) in a Corporate Loan agreement which is not waived by the Agent Bank and the lending syndicate normally is an event of acceleration. This means that the Agent Bank has the right to demand immediate repayment in full of the outstanding Corporate Loan. Acceleration also may occur in the case of the breach of a covenant in a Corporate Debt Security document.

DESCRIPTION OF FLOATING OR VARIABLE INTEREST RATES. The rate of interest payable on floating or variable rate Corporate Loans or Corporate Debt Securities is established as the sum of a base lending rate plus a specified margin. These base lending rates generally are LIBOR, the Prime Rate of a designated U.S. bank, the CD Rate, or another base lending rate used by commercial lenders. The interest rate on Prime Rate-based Corporate Loans and Corporate Debt Securities floats daily as the Prime Rate changes, while the interest rate on LIBOR-based and CD-based Corporate Loans and Corporate Debt Securities is reset periodically, typically between 30 days and one year.


Certain of the floating or variable rate Corporate Loans and Corporate Debt Securities in which the Fund will invest may permit the Borrower to select an interest rate reset period of up to one year. A portion of the Fund's investments may consist of Corporate Loans with interest rates that are fixed for the term of the loan. Investment in Corporate Loans and Corporate Debt Securities with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund's Net Asset Value as a result of changes in interest rates. However, the Fund may attempt to hedge all of its fixed rate Corporate Loans and Corporate Debt Securities against interest rate fluctuations by entering into interest rate swaps or other derivative transactions. Fixed rate corporate loans and corporate debt securities that are converted from fixed rate investments to floating rate investments through interest rate swaps or other derivative transactions will be considered to be "floating interest rate corporate loans and corporate debt securities" for purposes of the Fund's policy of normally investing at least 80% of its net assets in floating interest rate corporate loans and corporate debt securities made to or issued by, borrowers that are U.S. companies, foreign entities and U.S. subsidiaries of foreign entities. The Fund also will attempt to maintain a portfolio of Corporate Loans and Corporate Debt Securities that will have a dollar weighted average period to the next interest rate adjustment of no more than 90 days.


Corporate Loans and Corporate Debt Securities traditionally have been structured so that Borrowers pay higher margins when they elect LIBOR and CD-based borrower options, in order to permit Lenders to obtain generally consistent yields on Corporate Loans and Corporate Debt Securities, regardless of whether Borrowers select the LIBOR or CD-based options, or the Prime-based option. In recent years, however, the differential between the lower LIBOR and CD base rates and the higher Prime Rate base rates prevailing in the commercial bank markets has widened to the point where the higher margins paid by Borrowers for LIBOR and CD-based pricing options do not currently compensate for the differential between the Prime Rate and the LIBOR and CD base rates. Consequently, Borrowers have increasingly selected the LIBOR-based pricing option, resulting in a yield on Corporate Loans and Corporate Debt Securities that is consistently lower than the yield available from the Prime Rate-based pricing option. This trend will significantly limit the ability of the Fund to achieve a net return to shareholders that consistently approximates the average published Prime Rate of leading U.S. banks. Because changes to this trend are inherently unpredictable, the manager cannot predict whether or not the trend will continue.


FOREIGN CURRENCY SWAPS. A foreign currency swap is an agreement between two parties to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them. For example, a foreign currency swap may involve the exchange by the Fund with another party of the right to receive a foreign currency (paid under a Corporate Loan or Corporate Debt Security) for the right to receive U.S. dollars. The Fund will enter into a foreign currency swap only if, at the time of entering into the transaction, the counterparty's outstanding debt obligations are investment grade. If there is a counterparty default, the Fund will have contractual remedies pursuant to the swap arrangements. However, if a replacement swap arrangement is unavailable or if the Fund is unable to recover damages from the defaulting counterparty, the Fund's right to foreign currency payments under the loan will be subject to fluctuations based upon changes in the applicable exchange rate. If the Borrower defaults on or prepays the underlying Corporate Loan or Corporate Debt Security, the Fund may be required pursuant to the swap arrangements to compensate the counterparty for fluctuations in exchange rates adverse to the counterparty. In the event of such a default or prepayment, the Fund will designate, on a daily basis, as segregated on its books, liquid assets (not otherwise encumbered) at least equal to the amount of compensation that must be paid to the counterparty.

Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These actions could result in losses to the Fund if it is unable to deliver or receive a specified currency or funds in settlement of obligations, including swap transaction obligations. These actions could also have an adverse effect on the Fund's swap transactions or cause the Fund's hedging positions to be rendered useless, resulting in full currency exposure as well as incurring unnecessary transaction costs.

Also, the use of currency transactions could cause the Fund losses due to the inability of foreign securities transactions to be completed. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Furthermore, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market that may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.


LOANS OF PORTFOLIO SECURITIES. To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers. These loans may not exceed 33 1/3% of the value of the Fund's total assets, measured at the time of the most recent loan. This limitation is a fundamental policy, which means it may not be changed without the approval of the holders of a majority of the Fund's shares. For each loan, the borrower must maintain with the Fund's custodian collateral (consisting of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, or irrevocable letters of credit) with a value at least equal to 100% of the current market value of the loaned securities. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund also continues to receive any distributions paid on the loaned securities. The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

Where voting rights with respect to the loaned securities pass with the lending of the securities, the manager intends to call the loaned securities to vote proxies, or to use other practicable and legally enforceable means to obtain voting rights, when the manager has knowledge that, in its opinion, a material event affecting the loaned securities will occur or the manager otherwise believes it necessary to vote. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in collateral in the event of default or insolvency of the borrower. The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund's Board of trustees, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan.


INTEREST RATE SWAPS. The Fund may enter into interest rate swaps in order to limit the exposure of its fixed rate Corporate Loans and Corporate Debt Securities against fluctuations in interest rates. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments or rights to pay or receive interest, such as an exchange of fixed rate payments for Floating Interest Rate payments. The Fund usually will enter into interest rate swaps on a net basis. This means that the Fund will receive or pay, as the case may be, only the difference between the two payments. The net amount of the Fund's obligations over its entitlements, if any, with respect to each interest rate swap will be accrued on a daily basis. The Fund or its custodian will segregate on the books of the Fund an amount of equivalent value to the accrued net obligation. If the interest rate swap transaction is entered into on other than a net basis, the full amount of the Fund's obligations will be accrued on a daily basis, and the Fund will segregate an amount equal to the Fund's full obligations. The obligations to make repayment of principal on the underlying securities are not exchanged. Similarly, the right to receive such repayment of principal is not transferred. In addition, interest rate swaps generally do not involve the delivery of securities, other underlying assets or principal.

Interest rate swap transactions generally require the participation of an intermediary, frequently a bank. For example, the first entity, which holds a fixed-rate obligation, transfers the obligation to the intermediary. The first entity is then obligated to pay to the intermediary a floating rate of interest, generally including a fractional percentage as a commission for the intermediary. The intermediary also makes arrangements with the second entity, which holds a floating-rate obligation that substantially mirrors the obligation desired by the first entity. In return for assuming the fixed-rate obligation, the second entity will pay the intermediary all sums that the intermediary pays on behalf of the first entity, plus an arrangement fee and other agreed upon fees. Interest rate swaps are generally used to permit the party seeking a floating rate obligation the opportunity to acquire such obligation at a rate lower than is directly available in the credit markets, while permitting the party desiring a fixed-rate obligation the opportunity to acquire such a fixed-rate obligation, also frequently at a rate lower than is directly available in the credit markets. The success of such a transaction depends in large part on the availability of fixed-rate obligations at interest (or coupon) rates low enough to cover the costs involved. An interest rate swap transaction is affected by changes in interest rates, which, in turn, may affect the prepayment rate of any underlying debt obligations upon which the interest rate swap is based.


To the extent that the Fund enters into these transactions for hedging purposes, the manager believes that such obligations do not constitute senior securities under the 1940 Act. Accordingly, the Fund will not include hedging transactions in its limitation on borrowing.

There is no limit on the amount of interest rate transactions that may be entered into by the Fund. The risk of loss with respect to interest rate hedges is limited to the net amount of interest payment that the Fund is obligated to make. If the other party to an interest rate swap defaults, the Fund's risk of loss consists of the net amount of interest payments that the Fund is entitled to receive.

The Fund will not enter into any interest rate hedging transaction unless the manager considers the credit quality of the unsecured senior debt or the claims-paying ability of the other party to be investment grade. If there is a default by the counterparty to such a transaction, bankruptcy and insolvency laws could affect the Fund's rights as a creditor. In recent years, the swap market has grown substantially and many portions of the swap market have become relatively liquid, in comparison with other similar instruments traded in the interbank market. However, there can be no assurance that the Fund will be able to terminate an interest rate swap or be able to sell or offset interest rate caps or floors that it has purchased.

The use of interest rate hedges is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio transactions. If the manager is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these investment techniques were not used.


Since interest rate transactions are individually negotiated, the manager expects to achieve an acceptable degree of correlation between the Fund's rights to receive interest on Participation Interests, Corporate Loans and Corporate Debt Securities and its rights and obligations to receive and pay interest pursuant to interest rate swaps.


WARRANTS AND OTHER EQUITY SECURITIES. To a limited extent, the Fund also may acquire Warrants and other Equity Securities. The Fund will only acquire such Warrants and Equity Securities to the extent that they are acquired in connection with or incidental to the Fund's other investment activities.


SHORT-TERM INVESTMENTS. Based on the terms of an SEC order that granted exemptive relief from certain provisions of the 1940 Act, the Fund may invest its short-term cash in shares of one or more money market funds managed by the manager or its affiliates (a Franklin Templeton Money fund). The manager agreed to reduce its fee to reflect reduced services resulting from the Funds investment in a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees and the exemptive order by the SEC.


REPURCHASE AGREEMENTS. The Fund generally will have a portion of its assets in cash or cash equivalents for a variety of reasons, including waiting for a special investment opportunity or taking a defensive position. To earn income on this portion of its assets, the Fund may enter into repurchase agreements. Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Fund's custodian securities with an initial market value of at least 102% of the dollar amount invested by the Fund in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price. Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund's ability to sell the underlying securities. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.


WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. The Fund may purchase and sell interests in Corporate Loans and Corporate Debt Securities and other debt securities on a when-issued and delayed delivery basis. There is no limit on the amount of assets which the Fund may invest in when-issued securities. A when-issued obligation refers to an obligation whose price is fixed at the time the commitment to purchase is made, but has not been issued. Delayed delivery refers to the delivery of securities later than the customary time for delivery of securities.

No income accrues to the Fund prior to the date the Fund actually takes delivery of the interests or securities. These interests and securities are subject to market fluctuation before delivery to the Fund. The value of the interests or securities at delivery may be more or less than their purchase price. By the time delivery occurs, better yields may be generally available than the yields on the interests or securities obtained pursuant to such transactions.

In when-issued and delayed delivery transactions, the Fund relies on the buyer or seller, as the case may be, to complete the transaction. Therefore, if the other party fails to complete the transaction the Fund may miss an advantageous price or yield. When the Fund is the buyer in such a transaction, the Fund or its custodian will segregate on the books of the Fund, an amount equal to the purchase price, until it makes payment. This amount will be in the form of liquid assets. The Fund will generally make commitments to purchase interests or securities on a when-issued basis with the intention of acquiring the interests or securities. The Fund may, however, find it advisable to sell them before the settlement date. The Fund will not engage in when-issued and delayed delivery transactions for the purpose of investment leverage.

FUNDAMENTAL INVESTMENT POLICIES

The Fund has adopted the following restrictions as fundamental policies. Prior to issuance of any preferred stock, these restrictions may not be changed without the approval of a majority of the Fund's outstanding shares. Under the 1940 Act, this means the lesser of (i) 67% of the Fund's shares represented at a meeting at which more than 50% of the Fund's outstanding shares are represented or (ii) more than 50% of the Fund's outstanding shares. None of the following restrictions shall be construed to prevent the Fund from investing all of its assets in another management investment company with an investment goal, policies and restrictions that are substantially the same as the investment goal, policies and restrictions of the Fund. As a matter of fundamental policy, the Fund may not:


1. Borrow money or issue senior securities, except as permitted by Section 18 of the 1940 Act and except to the extent that the Fund's investment in foreign currency swaps, when-issued and delayed delivery securities, interest rate hedging transactions and Corporate Loans in connection with revolving credit facilities may be deemed senior securities.

2. Underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the 1933 Act in selling portfolio securities.

3. Make loans to other persons, except that the Fund may invest in loans (including Assignments and Participation Interests, and including secured or unsecured corporate loans), purchase debt securities, enter into repurchase agreements, and lend its portfolio securities.

4. Invest more than 25% of its total assets in the securities of issuers in any one industry; provided that this limitation shall not apply with respect to obligations issued or guaranteed by the U.S. government or by its agencies or instrumentalities; and provided further that the Fund will invest more than 25% and may invest up to 100% of its assets in securities of issuers in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies. For purposes of this restriction, the term "issuer" includes the Borrower, the Agent Bank and any Intermediate Participant (as defined in the Prospectus).

5. Purchase any securities on margin, except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities. The purchase of Corporate Loans, Corporate Debt Securities, and other investment assets with the proceeds of a permitted borrowing or securities offering will not be deemed to be the purchase of securities on margin.

6. Buy or sell real estate (other than (i) interests in real estate investment trusts, (ii) loans or securities that are secured, directly or indirectly, by real estate, or (iii) securities issued by companies that invest or deal in real estate), provided that the Fund may hold for prompt sale and sell real estate or interests in real estate to which the Fund may gain an ownership interest through the forfeiture of collateral securing loans or debt securities held by the Fund.

7. Buy or sell commodities or commodity contracts (other than financial futures), provided that forward foreign currency exchange contracts shall not be deemed to be commodity contracts.

If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of assets will not be considered a violation of any of the foregoing restrictions, except that with respect to borrowing, if the borrowing exceeds the Fund's percentage restriction on borrowing, the Fund will reduce its borrowing within three days to no more than the percentage restriction.

NON-FUNDAMENTAL INVESTMENT POLICIES

In addition, the Fund has adopted the following non-fundamental investment policies, which may be changed without shareholder approval:

1. The Fund requires that at the end of the close of each business quarter not more than 25% of its total assets will be invested in securities of a single issuer (including corporate loans but excluding US government securities or the securities of regulated investment companies) and in respect of 50% of its total assets, not more than 5% of its assets will be invested in the securities of any one issuer and securities held by the Fund will not consist of more than 10% of any single issuer's outstanding voting securities.

2. The Fund does not intend to invest more than 20% of its assets in the obligations of entities in any single industry.

3. The Fund may not invest more than 15% of its net assets in illiquid securities. Illiquid securities for these purposes are securities which may not be converted to cash for a period of 10 days.*

4. The Fund may not invest more than 10% of its net assets in securities that are not listed, traded or dealt in on Recognized Markets.

5. Subject to (6) and (7) below, the Fund may not invest more than 10% of its net assets in securities issued by a single issuer. Related companies/institutions are regarded as a single issuer for the purpose of this restriction.

6. The Fund may not maintain more than 10% of its net assets on deposit with any one institution. This limit is increased to 30% for deposits with, or securities evidencing deposits issued by, or securities guaranteed by; (i) an EU credit institution; (ii) a bank authorized in a member state of the European Free Trade Association (EFTA); (iii) a bank authorized by a signatory state (other than an EU Member State of EFTA) to the Basle Capital Convergence Agreement of July 1998 (Canada, Japan, United States); or (iv) the Custodian of the Company or a bank that is an affiliate of the Custodian of the Company. Related companies and institutions are regarded as a single issuer for the purposes of this restriction.

7. The Fund may invest up to 100% of its net assets in different securities issued or guaranteed by any EU member state or any local authority of an EU member state or by Australia, Canada, Japan, New Zealand, Norway, Switzerland and the United States of America or by any of the following public international bodies of which one or more EU member states are members: the European Investment Bank, the Asian Investment Bank, the World Bank, Euratom, the European Coal and Steel Community, the European Bank for Reconstruction and Development; the International Finance Corporation, the International Bank for Reconstruction and Development and the Inter-American Development Bank. In such circumstances the Fund must hold securities from at least six different issues with securities from any one issue not exceeding 30% of its Net Asset Value.

8. The Fund may not own more than 10% of any class of security issued by any single issuer, unless the issuer is an open-ended collective investment scheme. The Fund may not invest more than 20% of it net assets in another open-ended collective investment scheme. Where investment is made into another collective investment scheme managed by the same management company or by an associated or related company, the manager of the scheme in which the investment is being made will waive the preliminary/initial charge which it is entitled to charge for its own account in relation to the acquisition of units. If a commission is received by the Manager by virtue of an investment in the shares of another collective investment scheme and that other collective investment scheme is managed by a related company then this commission will be paid into the property of the Fund.

9. The Fund may not make short sales of securities or trade securities not owned by it or for its account or otherwise maintain a short position.

10. The Fund's borrowings may not exceed 25% of its net asset value. Repurchase and securities lending agreements used for efficient portfolio management purposes shall not be regarded as borrowings for the purposes of this limitation.

11.   The Fund may not invest more than 5% of its net assets in warrants.


*The Fund is subject to the following more restrictive limitation, which the SEC has provided as guidance for open-end funds: Illiquid securities for purposes of this limitation are securities that may not be converted to cash for a period of seven days, generally because they are not readily marketable or are subject to restrictions on resale.


The non-fundamental investment restrictions referred to above, except with respect to borrowing, apply at the time of the purchase of the investments. If the limits set out above are exceeded for reasons beyond the control of the Fund, or as a result of the exercise of subscription rights, the Fund must adopt as a priority objective the remedying of that situation, taking due account of the interests of shareholders. For the avoidance of doubt the Fund will not take or seek to take legal or management control of the issuer of any of its underlying investments.

INVESTMENTS, TECHNIQUES, STRATEGIES AND THEIR RISKS

Before the Fund invests in a Corporate Loan or Corporate Debt Security, the manager will analyze whether the Borrower can make the required payments on the Corporate Loan or Corporate Debt Security.

A Corporate Loan in which the Fund may invest typically is structured by a group of Lenders. This means that the Lenders participate in the negotiations with the Borrower and in the drafting of the terms of the Corporate Loan. The group of Lenders often consists of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions. The Fund will not act as the sole negotiator or sole originator for a Corporate Loan. One or more of the Lenders usually administers the Loan on behalf of all the Lenders. This Lender is referred to as the Agent Bank. For more information about the activities of an Agent Bank, see "Description of Participation Interests and Assignments" in the Prospectus.

The Fund may invest in a Corporate Loan in one of three ways. It may make a direct investment in the Corporate Loan by participating as one of the Lenders. It may purchase a Participation Interest or it may purchase an Assignment. Participation Interests are interests issued by a Lender or other financial institution which represent a fractional interest in a Corporate Loan. The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests. Holders of Participation Interests are referred to as Participants. An Assignment represents a portion of a Corporate Loan previously attributable to a different Lender. Unlike a Participation Interest, the Fund will generally become a Lender for the purposes of the relevant loan agreement by purchasing an Assignment.

It can be advantageous to the Fund to make a direct investment in a Corporate Loan as one of the Lenders. Such an investment is typically made at par. This means that the Fund receives a return at the full interest rate for the Corporate Loan. On the other hand, when the Fund invests in a Participation Interest or an Assignment, it will normally pay a fee or forego a portion of the interest payment. Consequently, the Fund's return on such an investment may be lower than it would have been if the Fund had made a direct investment in the underlying Corporate Loan. However, the Fund may be able to invest in Corporate Loans only through Participation Interests or Assignments at certain times when reduced direct investment opportunities in Corporate Loans may exist.

If the Fund purchases an Assignment from a Lender, the Fund will generally have direct contractual rights against the Borrower in favor of the Lenders. On the other hand, if the Fund purchases a Participation Interest either from a Lender or a Participant, the Fund typically will have established a direct contractual relationship with the seller of the Participation Interest, but not with the Borrower. Consequently, the Fund is subject to the credit risk of the Lender or Participant who sold the Participation Interest to the Fund, in addition to the usual credit risk of the Borrower. Therefore, when the Fund invests in Corporate Loans through the purchase of Participation Interests, the manager must consider the creditworthiness of the Agent Bank and any Lenders and Participants interposed between the Fund and a Borrower. These parties are referred to as Intermediate Participants. At the time of investment, the Intermediate Participant's outstanding debt obligations must be investment grade. That is, they must be rated in the four highest rating categories assigned by an NRSRO, such as BBB, A-3 or higher by S&P or Baa, P-3 or higher by Moody's. If unrated, the manager must determine that the obligations are of comparable quality.

Corporate Debt Securities typically are in the form of notes or bonds. They may be issued in a public or private offering in the securities markets. Corporate Debt Securities will have terms similar to Corporate Loans, but will not be in the form of Participation Interests or Assignments. Unlike Corporate Loans, Corporate Debt Securities often are part of a large issue of securities that are held by a large group of investors.

FOREIGN INVESTMENTS. The Fund may invest in Corporate Loans and Corporate Debt Securities that are made to, or issued by, foreign Borrowers and U.S. subsidiaries of foreign Borrowers, if the Borrower passes the same creditworthiness analysis that the manager uses for U.S. Borrowers and the loans and securities are U.S. dollar-denominated, or the Fund uses a foreign currency swap for payments in U.S. dollars. These obligations may involve risks not typically involved in domestic investments and the risks can be significantly magnified for investments in foreign countries that are emerging market countries.

CURRENCY FLUCTUATIONS. To the extent the Fund uses foreign currency swaps for Corporate Loans or Corporate Debt Securities, transactions in foreign securities may be conducted in local currencies. In these transactions U.S. dollars must often be exchanged for another currency when an obligation is bought or sold or a dividend is paid. Likewise, security price quotations and total return information reflect conversion into U.S. dollars. Fluctuations in foreign currency exchange rates can significantly increase or decrease the U.S. dollar value of a foreign investment, boosting or offsetting its local market return. Currency risk cannot be eliminated entirely.

INCREASED COSTS. It is more expensive for the Fund to purchase and sell Corporate Loans and Corporate Debt Securities in foreign markets than in the U.S. markets. Investment companies, such as the Fund, offer an efficient way for individuals to invest abroad, but the overall expense ratios of international investment companies are usually higher than the overall expense ratios of investment companies that invest in U.S. obligations.

POLITICAL AND ECONOMIC FACTORS. The economies, markets, and political structures of a number of the countries in which the Fund can invest do not compare favorably with the U.S. and other mature economies in terms of wealth and stability. Therefore, investments in these countries will entail greater risk and may be subject to erratic and abrupt price movements. This is especially true for emerging market countries.

LEGAL, REGULATORY, AND OPERATIONAL. Certain foreign countries may impose restrictions on foreign investors, such as the Fund. These restrictions may take the form of prior governmental approval, limits on the amount and type of obligations held by foreigners, limits on the types of companies in which foreigners may invest, exchange controls and other actions that restrict the purchase or sale of assets or result in a loss of assets. Diplomatic and political developments could affect the economies, industries and securities and currency markets and the value of the Fund's investments in these foreign countries. In certain foreign countries, there is the possibility that the government or a government agency may take over the assets of the Fund for political or economic reasons or impose taxation that is so heavy that it amounts to confiscation of the assets taxed.

Certain foreign countries lack uniform accounting, auditing, and financial reporting standards, have less governmental supervision of financial markets than in the U.S., and do not honor legal rights enjoyed in the U.S. In certain foreign countries, the financial institutions with which the Fund deals may have custody and settlement practices, such as delays, which could subject the Fund to risks not customary in the U.S. Information about foreign Borrowers may differ from that available for U.S. Borrowers, since foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. Borrowers. In addition, the markets for Corporate Loans and Corporate Debt Securities in foreign countries have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than in the United States.

PRICING. Corporate Loans and Corporate Debt Securities may be purchased or sold on days (such as Saturdays) when the Fund does not account for their prices in calculating its Net Asset Value. As a result, the Fund's Net Asset Value may change significantly on days when shareholders cannot purchase or redeem the Fund's shares.

   (D)  TEMPORARY DEFENSIVE POSITION

When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of a Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets or the securities in which the Fund normally invests, or the economy.

Temporary defensive investments generally may include short-term debt instruments such as U.S. government securities, high grade commercial paper, repurchase agreements and other money market equivalents. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.



ITEM 13.   MANAGEMENT OF THE FUND

   (A)  MANAGEMENT INFORMATION

The name, age and address of the officers and Board members, as well as their affiliations, positions held with the Trust, principal occupations during the past five years and number of portfolios overseen in the Franklin Templeton fund complex are shown below.

INDEPENDENT BOARD MEMBERS

-----------------------------------------------------------------
                                     NUMBER
                                     OF
                                     PORTFOLIOS
  NAME, AGE                          IN FUND
 AND ADDRESS               LENGTH    COMPLEX         OTHER
                           OF TIME   OVERSEEN    DIRECTORSHIPS
                POSITION    SERVED   BY BOARD        HELD
                                      MEMBER*
-----------------------------------------------------------------
FRANK H.      Trustee      Since     115       None
ABBOTT, III                1999
(82)

One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President and Director, Abbott Corporation (an investment
company).
-----------------------------------------------------------------
HARRIS J.     Trustee      Since     142       Director, Bar-S
ASHTON (71)                1999                Foods (meat
One Franklin                                   packing company).
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS: Director of various companies; and FORMERLY, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).
-----------------------------------------------------------------
S. JOSEPH      Trustee     Since      143           None
FORTUNATO                  1999
(71)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Attorney; and FORMERLY, member of the law firm of Pitney,
Hardin, Kipp & Szuch.
-----------------------------------------------------------------
EDITH E.      Trustee      Since     92        Director,
HOLIDAY (51)               1999                Amerada Hess
One Franklin                                   Corporation
Parkway                                        (exploration and
San Mateo,                                     refining of oil
CA 94403-1906                                  and gas);
                                               Beverly
                                               Enterprises,
                                               Inc. (health
                                               care); H.J.
                                               Heinz Company
                                               (processed foods
                                               and allied
                                               products); RTI
                                               International
                                               Metals, Inc.
                                               (manufacture and
                                               distribution of
                                               titanium); and
                                               Canadian
                                               National Railway
                                               (railroad).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS: Director or Trustee of various companies and trusts; and FORMERLY, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).
-----------------------------------------------------------------
FRANK W.T.    Trustee      Since     115       Director, The
LAHAYE (74)                1997                California
One Franklin                                   Center for Land
Parkway                                        Recycling
San Mateo,                                     (redevelopment).
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
General Partner, Las Olas L.P. (Asset Management); and
formerly, Chairman, Peregrine Venture Management Company
(venture capital).
-----------------------------------------------------------------
GORDON S.     Trustee      Since     142       Director, White
MACKLIN (75)               1999                Mountains
One Franklin                                   Insurance Group,
Parkway                                        Ltd. (holding
San Mateo,                                     company); Martek
CA 94403-1906                                  Biosciences
                                               Corporation;
                                               MedImmune, Inc.
                                               (biotechnology);
                                               Overstock.com
                                               (Internet
                                               services); and
                                               Spacehab, Inc.
                                               (aerospace
                                               services); and
                                               FORMERLY,
                                               Director, MCI
                                               Communication
                                               Corporation
                                               (subsequently
                                               known as MCI
                                               WorldCom, Inc.
                                               and WorldCom,
                                               Inc.)
                                               (communications
                                               services)
                                               (1988-2002).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Deputy Chairman, White Mountains Insurance Group, Ltd. (holding company); and FORMERLY, Chairman, White River Corporation
(financial services) (1993-1998) and Hambrecht & Quist Group
(investment banking) (1987-1992); and President, National
Association of Securities Dealers, Inc. (1970-1987).
-----------------------------------------------------------------

INTERESTED BOARD MEMBERS AND OFFICERS

-----------------------------------------------------------------
  NAME, AGE     POSITION   LENGTH    NUMBER          OTHER
AND ADDRESS               OF TIME     OF         DIRECTORSHIPS
                           SERVED   PORTFOLIOS        HELD
                                     IN FUND
                                     COMPLEX
                                     OVERSEEN
                                     BY BOARD
                                      MEMBER*
-----------------------------------------------------------------
**CHARLES B.  Trustee and  Since     142       None
JOHNSON (70)  Chairman of  1999
One Franklin  the Board
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman of the Board, Chief Executive Officer, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President, Franklin Templeton Distributors, Inc.; Director, Fiduciary Trust Company International; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
**RUPERT H.   Trustee,     Trustee   125       None
JOHNSON, JR.  President    and
(62)          and Chief    President
One Franklin  Executive    since
Parkway       Officer -    1999 and
San Mateo,    Investment   Chief
CA 94403-1906 Management   Executive
                           Officer -
                           Investment
                           Management
                           since 2002

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President and Director, Franklin Templeton Distributors, Inc.; Director, Franklin Advisers, Inc. and Franklin Investment Advisory Services, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 49 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
MARK          Vice         Since     Not       None
BOYADJIAN     President    April     Applicable
(39)                       2003
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, Templeton Worldwide, Inc.; and officer of three of the investment companies in Franklin Templeton
Investments.
-----------------------------------------------------------------
HARMON E.     Vice         Since     Not       None
BURNS (58)    President    1999      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President and Director, Franklin Templeton Distributors, Inc.; Executive Vice President,
Franklin Advisers, Inc.; Director, Franklin Investment Advisory Services, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 49 of the investment companies in
Franklin Templeton Investments.
-----------------------------------------------------------------
RICHARD       Vice         Since     Not       None
D'ADDARIO     President    2002      Applicable
(54)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President and Director of Research, Franklin
Advisers, Inc.; and officer of four of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
MARTIN L.     Vice         Since     Not       None
FLANAGAN (43) President    1999      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President, Franklin Resources, Inc.; Senior Vice President and Chief Financial Officer, Franklin Mutual Advisers, LLC; Executive Vice President, Chief Financial Officer and Director, Templeton Worldwide, Inc.; Executive Vice President and Chief Operating Officer, Templeton Investment Counsel, LLC; President and Director, Franklin Advisers, Inc.; Executive Vice President, Franklin Investment Advisory Services, Inc. and Franklin Templeton Investor Services, LLC; Chief Financial Officer, Franklin Advisory Services, LLC; Chairman, Franklin Templeton Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 49 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
JIMMY D.      Senior Vice   Since     Not Applicable  None
GAMBILL (55)  President     2002
500 East      and Chief
Broward       Executive
Blvd.         Officer
Suite 2100    -Finance and
Fort          Administration
Lauderdale,
FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS: President, Franklin
Templeton Services, LLC; Senior Vice President, Templeton
Worldwide, Inc.; and officer of 51 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
DAVID P.      Vice         Since     Not       None
GOSS (56)     President    2000      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Associate General Counsel, Franklin Resources, Inc.; officer and director of one of the subsidiaries of Franklin Resources, Inc.; officer of 51 of the investment companies in Franklin Templeton Investments; and FORMERLY, President, Chief Executive Officer and Director, Property Resources Equity Trust (until
1999) and Franklin Select Realty Trust (until 2000).
-----------------------------------------------------------------
BARBARA J.    Vice         Since     Not       None
GREEN (55)    President    2000      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President, Deputy General Counsel and Secretary, Franklin Resources, Inc.; Secretary and Senior Vice President, Templeton Worldwide, Inc.; Secretary, Franklin Advisers, Inc., Franklin Advisory Services, LLC, Franklin Investment Advisory Services, Inc., Franklin Mutual Advisers, LLC, Franklin Templeton Alternative Strategies, Inc., Franklin Templeton Investor Services, LLC, Franklin Templeton Services, LLC, Franklin Templeton Distributors, Inc., Templeton Investment Counsel,
LLC, and Templeton/Franklin Investment Services, Inc.; and officer of some of the other subsidiaries of Franklin
Resources, Inc. and of 51 of the investment companies in
Franklin Templeton Investments; and FORMERLY, Deputy Director, Division of Investment Management, Executive Assistant and
Senior Advisor to the Chairman, Counselor to the Chairman, Special Counsel and Attorney Fellow, U.S. Securities and
Exchange Commission (1986-1995); Attorney, Rogers & Wells
(until 1986); and Judicial Clerk, U.S. District Court (District of Massachusetts) (until 1979).
-----------------------------------------------------------------
CHAUNCEY F.   Vice         Since     Not       None
LUFKIN (45)   President    1999      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Executive Vice President and Portfolio Manager, Franklin Advisers, Inc.; and officer of two of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Michael O.    Vice         Since     Not       Director, FTI
Magdol        President -  2002      ApplicableBanque, Arch
(5/18/37)     AML                              Chemicals, Inc.
600 Fifth     Compliance                       and Lingnan
Avenue                                         Foundation.
Rockefeller
Center
New York, NY
10048-0772

PRINCIPAL OCCUPATION DURING PAST 5 YEARS: Vice Chairman, Chief Banking Officer and Director, Fiduciary Trust Company International; and officer and/or director, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 47 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
KIMBERLEY H.  Treasurer    Treasurer Not       None
MONASTERIO    and Chief    since     Applicable
(39)          Financial    2000
One Franklin  Officer      and
Parkway                    Chief
San Mateo,                 Financial
CA 94403-1906              Officer
                                      since
                           2002

PRINCIPAL OCCUPATION DURING PAST 5 YEARS: Senior Vice President, Franklin Templeton Services, LLC; and officer of 51 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
MURRAY L.     Vice         Since     Not       None
SIMPSON (66)  President    2000      Applicable
One Franklin  and
Parkway       Secretary
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Executive Vice President and General Counsel, Franklin
Resources, Inc.; officer and/or director, as the case may be, of some of the subsidiaries of Franklin Resources, Inc. and of
51 of the investment companies in Franklin Templeton
Investments; and FORMERLY, Chief Executive Officer and Managing Director, Templeton Franklin Investment Services (Asia) Limited (until 2000); and Director, Templeton Asset Management Ltd. (until 1999).
-----------------------------------------------------------------

*We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment adviser or affiliated investment advisers.

**Charles B. Johnson and Rupert H. Johnson, Jr. are considered interested persons of the Trust under the federal securities laws due to their positions as officers and directors and major shareholders of Franklin Resources, Inc., which is the parent company of the Trust's adviser.


Note: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers.


   (B)  BOARD OF TRUSTEES

The Trust has a Board of trustees. Each trustee will serve until that person's successor is elected and qualified. The Board is responsible for the overall management of the Trust, including general supervision and review of the Fund's investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

   (C)  COMPENSATION

Board members who are not interested persons of the Fund or the manager are not currently paid by the Fund although they may receive fees in the future. Board members who serve on the Audit Committee of the Trust and other funds in Franklin Templeton Investments receive a flat fee of $2,000 per committee meeting attended, a portion of which is allocated to the Trust. Members of a committee are not separately compensated for any committee meeting held on the day of a Board meeting. Noninterested Board members also may serve as directors or trustees of other funds in Franklin Templeton Investments and may receive fees from these funds for their services. The fees payable to noninterested Board members by the Trust are subject to reductions resulting from fee caps limiting the amount of fees payable to Board members who serve on other boards within Franklin Templeton Investments. The following table provides the total fees paid to noninterested Board members by Franklin Templeton Investments.


                       TOTAL FEES     NUMBER OF BOARDS
                      RECEIVED FROM      IN FRANKLIN
                        FRANKLIN          TEMPLETON
       NAME             TEMPLETON      INVESTMENTS ON
                    INVESTMENTS/1 ($)  WHICH EACH SERVES
--------------------------------------------------------
Frank H. Abbott,         163,214             29
III
Harris J. Ashton         372,100             46
S. Joseph Fortunato      372,941             47
Edith E. Holiday         273,635             29
Frank W. T. LaHaye       164,214             29
Gordon S. Macklin        363,512             46

1. For the calendar year ended December 31, 2002.


Noninterested Board members are reimbursed for expenses incurred in connection with attending Board meetings, paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or Board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or Board members who are shareholders of Franklin Resources, Inc. (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

Board members historically have followed a policy of having substantial investments in one or more of the funds in Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each Board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid such Board member. Investments in the name of family members or entities controlled by a Board member constitute fund holdings of such Board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected Board members. In implementing such policy, a Board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.


The following tables provide the dollar range of equity securities beneficially owned by the Board members of the Trust on December 31, 2002.


           INDEPENDENT BOARD MEMBERS

--------------------------------------------------------------------

                                                   AGGREGATE DOLLAR
                                                    RANGE OF EQUITY
                                                    SECURITIES IN
                                                      ALL FUNDS
                                                   OVERSEEN BY THE
                                                     BOARD MEMBER IN
                          DOLLAR RANGE OF EQUITY    THE FRANKLIN
      NAME OF BOARD       SECURITIES IN THE TRUST  TEMPLETON FUND
           MEMBER                                      COMPLEX
--------------------------------------------------------------------
Frank H. Abbott, III               None           Over $100,000
Harris J. Ashton                   None           Over $100,000
S. Joseph Fortunato                None           Over $100,000
Edith E. Holiday                   None           Over $100,000
Frank W.T. LaHaye                  None           Over $100,000
Gordon S. Macklin                  None           Over $100,000
--------------------------------------------------------------------
     INTERESTED BOARD MEMBERS
---------------------------------------------------------------------
                                                    AGGREGATE DOLLAR
                                                     RANGE OF EQUITY
                                                    SECURITIES IN ALL
                                                    FUNDS OVERSEEN BY
                                                    THE BOARD MEMBER
                                                     IN THE FRANKLIN
                         DOLLAR RANGE OF EQUITY       TEMPLETON FUND
      NAME OF BOARD      SECURITIES IN THE TRUST         COMPLEX
           MEMBER
--------------------------------------------------------------------
Charles B. Johnson                None           Over $100,000
Rupert H. Johnson, Jr.            None           Over $100,000
--------------------------------------------------------------------



BOARD COMMITTEES

The Board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent auditors, including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal accounting. The Audit Committee is comprised of the following Independent Trustees of the Trust: Frank H. Abbott, III, Edith E. Holiday and Frank W.T. LaHaye.

The Trust's Nominating Committee sets trustees' fees and is responsible for the nomination of trustees to the Board. The Nominating Committee is comprised of the following Independent Trustees of the Trust: Frank H. Abbott, III, Harris J. Ashton, S. Joseph Fortunato, Edith E. Holiday, Frank W.T. LaHaye and Gordon S. Macklin. When vacancies arise or elections are held, the Committee considers qualified nominees, including those recommended by shareholders who provide a written request to the Board, care of the Trust's address at:

P.O. Box 997151 Sacramento, CA 95899-9983


During the fiscal year ended July 31, 2003, the Audit Committee met five times and the Nominating Committee met once.


   (D)  SALES LOADS

Not applicable.

   (E)  CODES OF ETHICS

The Fund and its manager have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund and its manager will be governed by the code of ethics. The code of ethics is on file with, and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The codes of ethics are also available on the EDGAR Database on the SEC's Internet website at http://www.sec.gov. Copies of the codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.


ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

   (A)  CONTROL PERSONS


As of November 5, 2003, the following shareholders owned more than 25% of the Fund's shares that were issued and outstanding:

      (1) JP Morgan Bank (Ireland) plc FBO Franklin Floating Rate Fund plc, organized in Ireland, owned 32,054,709 Fund shares or 99.94% of the Fund shares that were issued and outstanding


   (B)  PRINCIPAL HOLDERS

Except for the companies referred to above, to the best knowledge of the Fund, no other person holds beneficially or of record more than 5% of the outstanding shares of the Fund.

   (C)  MANAGEMENT OWNERSHIP


As of November 5, 2003, the officers and Board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund. The Board members may own shares in other funds in Franklin Templeton Investments.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES

   (A)  INVESTMENT ADVISERS

MANAGER AND SERVICES PROVIDED
The Fund's investment manager is Franklin Advisers, Inc. (Advisers). Advisers is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson, Chairman of the Board and Trustee of the Trust, and Rupert H. Johnson, Jr., President, Chief Executive Officer - Investment Management and Trustee of the Trust, are the principal shareholders of Resources.

The manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The manager also selects the brokers who execute the Fund's portfolio transactions. The manager provides periodic reports to the Board, which reviews and supervises the manager's investment activities. To protect the Fund, the manager and its officers, directors and employees are covered by fidelity insurance.


The manager and its affiliates manage numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the Fund. Similarly, with respect to the Fund, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages. Because the manager is a subsidiary of a financial holding company (FHC) under the Gramm-Leach-Bliley Act of 1999, federal regulations applicable to FHCs may limit or restrict the Fund's ability to acquire or hold a position in a given security when it might otherwise be advantageous for the Fund to acquire or hold that security.

During the past fiscal year, the Board, including a majority of noninterested or independent trustees, approved renewal of the Fund's management agreement. In reaching this decision, the Board took into account information furnished throughout the year at regular Board meetings, as well as information specifically furnished for a Board meeting held annually to specifically consider such renewal. Information furnished throughout the year included reports on the Fund's investment performance, expenses, portfolio composition and sales and redemptions, along with related financial statements, information about the scope and quality of services provided by the manager and its affiliates, as well as periodic reports relating to compliance with the Fund's investment policies and restrictions. The information furnished annually to the Board also included special reports prepared by an independent third party analyst comparing the Fund's investment performance, and expenses with those of other mutual funds deemed comparable to the Fund as selected by the independent third party analyst as well as information relating to the manager's profitability.


In considering such material, the independent Board members received assistance and advice from and met separately with independent counsel. Based upon its review of such material and information together with such other information as it deemed relevant, the Board, including a majority of independent trustees, concluded that continuance of the management agreement was appropriate and in the best interest of Fund shareholders. In reaching this decision, the Board took into account a combination of factors, including the following:


o PERFORMANCE. Performance of the Fund was considered in reference to a peer group of loan participation funds as selected by the independent third party analyst. In evaluating performance, attention was given to both the short term and long term performance of the Fund in comparison with this peer group, in comparison to those particular indices relevant to the Fund, and to the Fund's compliance with its specific investment goal and investment restrictions.


o EXPENSES. In considering the reasonableness of expenses, consideration was given to the advisory fee level and breakpoints charged the Fund in relation to those within the relevant peer group of loan participation funds, as selected by the independent third party analyst. Emphasis is placed on the Fund's overall comparative expense ratio within such peer group in view of the various other functions, such as underwriting, transfer agency and shareholder servicing provided the Funds under separate agreements with the manager and its affiliates, and the manager's management of custodian relationships.

o QUALITY OF SERVICES. In considering the scope and quality of investment management services, consideration was given to the manager's continuing need to attract and retain qualified investment management staff, the portfolio research and management process, and the record of compliance with Fund investment policies and restrictions, as well as the Code of Ethics, which governs personal securities trading by Fund management. Consideration was also given to the scope and quality of the various other functions, such as underwriting, transfer agency and shareholder servicing provided the Fund under separate agreements with the manager and its affiliates. In performing this evaluation, the Board considers factors such as the level of expenditures in and improvements and enhancements of services provided, as well as data and reports evidencing or measuring the various levels of services provided. In addition to third party data and reports, the trustees, all of whom have significant investments in one or more of the Franklin Templeton family of funds, check on and informally report from time to time on, the level of service personally experienced by them as shareholders. The boards also considered the benefit to Fund shareholders of investing in a fund that is part of a large family of funds offering a variety of investment choices and shareholder services.

o MANAGER'S PROFITABILITY. The trustees considered the manager's level of profitability in providing management and other services to the Franklin Templeton funds, including the Fund. In doing so, the trustees considered materials and reports prepared annually by the manager that address profitability from its overall U.S. fund business, as well as from services provided the individual funds, including the Fund. The Board reviews and discusses in detail the basis on which such reports are prepared and reviews the reasonableness of the cost allocation methodology utilized by the Fund's independent accountants. The Board also considers the extent to which the manager may potentially achieve economies of scale and possibly derive other ancillary benefits from Fund operations, including the allocation of Fund brokerage and the use of "soft" commission dollars to pay for research and other similar services. The trustees also considered the manager's profitability in comparison with available industry data.

PROXY VOTING POLICIES AND PROCEDURES


The Board has delegated the authority to vote proxies related to the portfolio securities held by the Fund to the Fund's manager, Franklin Advisers, Inc. (Advisers) in accordance with the Proxy Voting Policies and Procedures (Policies) adopted by the manager.

The manager has delegated its administrative duties with respect to the voting of proxies to the Proxy Group within Franklin Templeton Companies, LLC (Proxy Group), an affiliate and wholly owned subsidiary of Franklin Resources, Inc. All proxies received by the Proxy Group will be voted based upon the manager's instructions and/or policies.

To assist it in analyzing proxies, the manager subscribes to Institutional Shareholder Services (ISS), an unaffiliated third party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, recordkeeping and vote disclosure services. Although ISS' analyses are thoroughly reviewed and considered in making a final voting decision, the manager does not consider recommendations from ISS or any other third party to be determinative of the manager's ultimate decision. The manager votes proxies solely in the interests of the Fund and its shareholders. As a matter of policy, the officers, trustees and employees of the Fund, the manager and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of the Fund and its shareholders. All conflicts are resolved in the interests of the manager's clients. In situations where the manager perceives a material conflict of interest, the manager may: disclose the conflict to the Fund's Board; defer to the voting recommendation of the Fund's Board, ISS or those of another independent third party provider of proxy services; or take such other action in good faith (in consultation with counsel) which would protect the interests of the Fund and its shareholders.

The recommendation of management on any issue is a factor which the manager considers in determining how proxies should be voted, but is not determinative of the manager's ultimate decision. As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company's management. Each issue, however, is considered on its own merits, and the manager will not support the position of the company's management in any situation where it deems that the ratification of management's position would adversely affect the investment merits of owning that company's shares.

Manager's proxy voting policies and principles

The manager has adopted general proxy voting guidelines, which are summarized below. These guidelines are not an exhaustive list of all the issues that may arise and the manager cannot anticipate all future situations. In all cases, each proxy will be considered based on the relevant facts and circumstances.

BOARD OF DIRECTORS. The manager supports an independent board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors. The manager will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of directors. The manager may withhold votes from directors who have attended less than 75% of meetings without a valid reason. While generally in favor of separating Chairman and CEO positions, the manager will review this issue as well as proposals to restore or provide for cumulative voting on a case-by-case basis taking into consideration factors such as the company's corporate governance guidelines or provisions and performance.

MANAGEMENT & DIRECTOR COMPENSATION. A company's equity-based compensation plan should be in alignment with its shareholders' long-term interests. The manager evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable, including the ISS quantitative model utilized to assess such plans. The manager will generally oppose plans that have the potential to be excessively dilutive, and will almost always oppose plans that are structured to allow the repricing of underwater options, or plans that have an automatic share replenishment "evergreen" feature. The manager will generally support employee stock option plans in which the purchase price is at least 85% of fair market value, and when potential dilution is 10% or less.

Severance compensation arrangements will be reviewed on a case-by-case basis, although the manager will generally oppose "golden parachutes" that are considered to be excessive. The manager will normally support proposals that require a percentage of directors' compensation to be in the form of common stock, as they align their interests with those of shareholders. The manager will review on a case-by-case basis any shareholder proposals to adopt policies on expensing stock option plans.

ANTI-TAKEOVER MECHANISMS AND RELATED ISSUES. The manager generally opposes anti-takeover measures since they tend to reduce shareholder rights. On occasion, the manager may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm the Fund or its shareholders' interests. The manager generally supports proposals that require shareholder rights' plans ("poison pills") to be subject to a shareholder vote and will closely evaluate such plans on a case-by-case basis to determine whether or not they warrant support. The manager will generally vote against any proposal to issue stock that has unequal or subordinate voting rights. The manager generally opposes any supermajority voting requirements as well as the payment of "greenmail." The manager generally supports "fair price" provisions and confidential voting.

CHANGES TO CAPITAL STRUCTURE. The manager will review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase and proposals seeking preemptive rights. The manager will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. The manager will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable.

MERGERS AND CORPORATE RESTRUCTURING. Mergers and acquisitions will be subject to careful review by the research analyst to determine whether each will be beneficial to shareholders. The manager will analyze various economic and strategic factors in making the final decision on a merger or acquisition. Corporate restructuring and reincorporation proposals are also subject to a thorough examination on a case-by-case basis.

SOCIAL AND CORPORATE POLICY ISSUES. The manager will generally give management discretion with regard to social, environmental and ethical issues, although the manager may vote in favor of those that are believed to have significant economic benefits or implications for the Fund and its shareholders.

GLOBAL CORPORATE GOVERNANCE. Many of the tenets discussed above are applied to proxy voting decisions for international companies. However, the manager must be more flexible in these instances and must be mindful of the varied market practices of each region.

The manager will attempt to process every vote it receives for all domestic and foreign proxies. However, there may be situations in which the manager cannot process proxies, for example, where a meeting notice was received too late, or sell orders preclude the ability to vote. The manager may abstain from voting under certain circumstances or vote against items such as "Other Business" when the manager is not given adequate information from the company.

Shareholders may view the complete Policies on-line at WWW.FRANKLINTEMPLETON.COM. Alternatively, shareholders may request copies of the Policies free of charge by calling the Proxy Group collect at 1-954-847-2268 or by sending a written request to: Franklin Templeton Companies, LLC, 500 East Broward Boulevard, Suite 1500, Fort Lauderdale, FL 33394, Attention: Proxy Group. Copies of the Fund's proxy voting records will also be made available on-line at WWW.FRANKLINTEMPLETON.COM and posted on the SEC website at WWW.SEC.GOV no later than August 31, 2004 and will reflect the twelve-month period beginning July 1, 2003, and ending June 30, 2004.


MANAGEMENT FEES

The Fund pays the manager a fee equal to an annual rate of 0.80% of the average daily net assets of the Fund. The fee is computed daily according to the terms of the management agreement.

For the past fiscal period and year ended July 31, the fund paid the following management fees:


   MANAGEMENT FEES PAID ($)
-------------------------------
2001/1           685,244
2002/2         1,490,843
2003           1,626,195

1. For the fiscal year ended July 31, 2001, management fees, before any advance waiver, totaled $991,797. Under an agreement by the manager to waive its fee, the Fund paid the management fees shown.
2. For the fiscal year ended July 31, 2002, management fees, before any advance waiver, totaled $2,118,622. Under an agreement by the manager to waive its fee, the Fund paid the management fees shown.


   (B)  PRINCIPAL UNDERWRITER

Not applicable.

   (C)  SERVICES PROVIDED BY EACH INVESTMENT ADVISER AND FUND
      EXPENSES PAID BY THIRD PARTIES

Not applicable.

   (D)  SERVICE AGREEMENTS

Not applicable.

   (E)  OTHER INVESTMENT ADVICE

Not applicable.

   (F)  DEALER REALLOWANCES

Not applicable.

   (G)  RULE 12B-1 PLANS

Not applicable.

   (H)  OTHER SERVICE PROVIDERS

ADMINISTRATOR AND SERVICES PROVIDED. Franklin Templeton Services, LLC (FT Services) has an agreement with the Trust to provide certain administrative services and facilities for the Fund. FT Services is an indirect, wholly owned subsidiary of Resources.

The administrative services FT Services provides include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

ADMINISTRATION FEES. The Fund pays FT Services a monthly fee equal to an annual rate of:

o 0.15% of the Fund's average daily net assets up to $200 million;
o 0.135% of average daily net assets over $200 million up to $700 million;
o 0.10% of average daily net assets over $700 million up to $1.2 billion; and
o 0.075% of average daily net assets over $1.2 billion.

For the past fiscal period and year ended July 31, the Fund paid FT Services the following administration fees:


 ADMINISTRATION FEES PAID ($)
-------------------------------
2001/1                0
2002/2                0
2003                 303,261

1. For the fiscal year ended July 31, 2001, administration fees, before any advance waiver, totaled $185,811. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown.
2. For the fiscal year ended July 31, 2002, administration fees, before any advance waiver, totaled $387,517. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown.


SHAREHOLDER SERVICING AND TRANSFER AGENT. Franklin Templeton Investor Services, LLC (Investor Services), a wholly owned subsidiary of Resources, is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at One Franklin Parkway, San Mateo, CA 94403-1906. Please send all correspondence to Investor Services at P.O. Box 997151, Sacramento, CA 95899-9983.

Investor Services is not compensated for its services, however, the Fund will reimburse Investor Services for certain out-of-pocket expenses, which may include payments by Investor Services to entities, including affiliated entities, that provide sub-shareholder services, recordkeeping and/or transfer agency services to beneficial owners of the Fund.


CUSTODIAN. Bank of New York, Mutual Funds Division, 100 Church Street, New York, New York 10286, acts as custodian of the securities and other assets of the Fund. The custodian does not participate in decisions relating to the purchase and sale of portfolio securities.


AUDITOR. PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, California 94105, is the Fund's independent auditor. The auditor's services will consist of rendering an opinion on the financial statements of the Fund included in the Fund's Annual Report to Shareholders for each fiscal year.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES

The manager selects brokers and dealers to execute the Fund's portfolio transactions in accordance with criteria set forth in the management agreement and any directions that the Board may give.

When placing a portfolio transaction, the manager seeks to obtain prompt execution of orders at the most favorable net price. For portfolio transactions on a securities exchange, the amount of commission paid is negotiated between the manager and the broker executing the transaction. The determination and evaluation of the reasonableness of the brokerage commissions paid are based to a large degree on the professional opinions of the persons responsible for placement and review of the transactions. These opinions are based on the experience of these individuals in the securities industry and information available to them about the level of commissions being paid by other institutional investors of comparable size. The manager will ordinarily place orders to buy and sell over-the-counter securities on a principal rather than agency basis with a principal market maker unless the manager believes that trading on a principal basis will not provide best execution. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask price.

The manager may pay certain brokers commissions that are higher than those another broker may charge, if the manager determines in good faith that the amount paid is reasonable in relation to the value of the brokerage and research services it receives. This may be viewed in terms of either the particular transaction or the manager's overall responsibilities to client accounts over which it exercises investment discretion. The services that brokers may provide to the manager include, among others, supplying information about particular companies, markets, countries, or local, regional, national or transnational economies, statistical data, quotations and other securities pricing information, and other information that provides lawful and appropriate assistance to the manager in carrying out its investment advisory responsibilities. These services may not always directly benefit the Fund. They must, however, be of value to the manager in carrying out its overall responsibilities to its clients.

It is not possible to place a dollar value on the special executions or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Fund's officers are satisfied that the best execution is obtained, the sale of Fund shares, as well as shares of other funds in Franklin Templeton Investments, also may be considered a factor in the selection of broker-dealers to execute the Fund's portfolio transactions.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

Due to the nature of the primary investments by the Fund, the Fund will generally pay no brokerage commissions or very little brokerage commissions.


For the fiscal years ended July 31, 2001, July 31, 2002, and July 31, 2003, the Fund did not pay any brokerage fees.


The Fund did not own securities of its regular broker-dealers during the last fiscal year.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES

The Trust and the Fund are authorized to issue an unlimited number of shares of beneficial interest. The shares may be offered in multiple classes. Although the Board does not currently intend to do so, it may classify and reclassify any unissued Trust shares at any time. This means that the Board may establish rights, powers and duties of a series or class of shares (including variations in the relative rights and preferences between the different series and classes) other than as currently exists for the Fund's shares. The description of the Fund's shares below are subject to the terms of the Trust's Amended and Restated Declaration of Trust and Amended and Restated Bylaws of the Trust.

The Fund's shares do not have preemptive rights. Currently, the Fund is the only series of the Trust and the Fund's shares are the only shares outstanding. The Fund's shares currently have equal voting, distribution and liquidation rights. The Fund's outstanding shares (i.e., the shares issued prior to the date of the initial prospectus) are fully paid and nonassessable and the shares offered by the applicable prospectus will be fully paid and nonassessable. Shareholders are entitled to one vote per share.

The shareholders of the Trust and the Fund have noncumulative voting rights. This gives holders of more than 50% of the Trust's outstanding shares the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

In addition, the Fund expects that it will arrange with the Feeder Funds for voting rights as provided in Section 12(d)(1)(E)(iii)(aa) of the 1940 Act.

The Board has approved the offering of the Fund's shares that are being offered by the Prospectus. The 1940 Act requires that the Fund's shares be sold at a price equal to the then-current NAV per share (not including underwriting discounts and commissions, none of which apply to the Fund's shares). There are exceptions to this requirement, such as an offering to existing shareholders or if a majority of the holders of the Fund's outstanding securities approve it. A certificate or certificates for shares of the Fund may be issued at the discretion of the Board.

Any meeting of shareholders may be called at any time by the Board, by the chairperson of the Board or by the president of the Trust for the purpose of taking action upon any matter deemed by the Board to be necessary or desirable. To the extent permitted by the 1940 Act, a meeting of the shareholders for the purpose of electing Trustees may also be called by the chairperson of the Board, or shall be called by the president or any vice-president of the Trust at the request of the shareholders holding not less than twenty five (25) percent of the shares, provided that the shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such shareholders. No meeting shall be called upon the request of shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the shareholders held during the preceding twelve (12) months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES

VALUATION OF PORTFOLIO SECURITIES AFFECTING PRICING. For the purposes of determining the NAV of the Fund's shares, the Fund's cash and uninvested assets plus the value of the securities and any other assets (including interest accumulated but not yet received) held by the Fund minus all liabilities (including accrued expenses) is divided by the total number of shares outstanding at such time. Expenses, including the fees payable to the manager, are accrued daily.

The Fund values Corporate Loan or Corporate Debt Securities traded in the over-the-counter market at the last quoted sales price of the day, or if there is no reported sale, within the range of the most recent bid and asked prices. With the approval of the Board, the Fund may use a pricing service, bank or securities dealer to perform these functions.

The manager, subject to guidelines adopted and periodically reviewed by the Board, values Corporate Loans and Corporate Debt Securities, for which there are no readily available market quotations, at fair value, which approximates market value.

Non-loan portfolio securities (other than short-term obligations but including listed issues) may be valued on the basis of prices furnished by one or more pricing services which determine prices for normal, institutional-size trading units of such securities using market information, transactions for comparable securities and various relationships between securities which are generally recognized by institutional traders. In certain circumstances, non-loan portfolio securities are valued at the last sale price on the exchange that is the primary market for such securities, or the mean between the bid and the asked price for those securities for which the over-the-counter market is the primary market or for listed securities in which there were no sales during the day.

The value of interest rate swaps, caps and floors is determined in accordance with a formula and then confirmed periodically by obtaining a bank quotation. Positions in options are valued at the last sale price on the market where any such option is principally traded. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest. Rights or warrants to acquire stock or stock acquired pursuant to the exercise of a right or warrant, may be valued taking into account various factors such as original cost to the Fund, earnings and net worth of the issuer, market prices for securities of similar issuers, assessment of the issuer's future prosperity, liquidation value or third party transactions involving the issuer's securities. Securities for which there exist no price quotations or valuations and all other assets are valued at fair value as determined in good faith by or on behalf of the Board.

The Fund values cash and receivables at their realizable amounts, and records interest as accrued and dividends on the ex-dividend date. If market quotations are readily available for portfolio securities listed on a securities exchange or on the Nasdaq National Market System, the Fund values those securities at the last quoted sale price of the day or, if there is no reported sale, within the range of the most recent quoted bid and ask prices. The Fund values over-the-counter portfolio securities within the range of the most recent quoted bid and ask prices. If portfolio securities trade both in the over-the-counter market and on a stock exchange, the Fund values them according to the broadest and most representative market as determined by the manager.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the NYSE. The value of these securities used in computing the NAV is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the NAV. If events materially affecting the values of these securities occur during this period, the securities will be valued at their fair value as determined in good faith by the Board.

Other securities for which market quotations are readily available are valued at the current market price, which may be obtained from a pricing service, based on a variety of factors including recent trades, institutional size trading in similar types of securities (considering yield, risk and maturity) and/or developments related to specific issues. Securities and other assets for which market prices are not readily available are valued at fair value as determined following procedures approved by the Board. With the approval of the Board, the Fund may use a pricing service, bank or securities dealer to perform any of the above described functions.

In the case of redemption requests, the Board reserves the right to make payments in whole or in part in securities or other assets of the Fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Fund. In these circumstances, the securities distributed would be valued at the price used to compute the Fund's net assets and you may incur brokerage fees in converting the securities to cash. The Fund does not intend to redeem illiquid securities in kind. If this happens, however, an investor may not be able to recover an investment in a timely manner.

ITEM 19.  TAXATION OF THE FUND

CLASSIFICATION OF THE FUND

The Fund will be treated as a separate partnership for federal income tax purposes and not as an association taxable as a corporation. The Fund will not be a "regulated investment company." The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership" under certain safe harbors provided in Treasury Regulations.

TAXATION OF PARTNERSHIP OPERATIONS GENERALLY

As a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each shareholder in the Fund will be required to report separately on its own income tax return its distributive share of items of the Fund's income, gain, losses, deductions and credits, and to do so regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. In general, cash distributions by the Fund to a shareholder will represent a non-taxable, downward basis adjustment up to the amount of such shareholder's adjusted tax basis in its Fund shares.

CALCULATION OF INVESTOR'S "ADJUSTED TAX BASIS"

Each shareholder's adjusted basis in its Fund shares will equal its purchase price for the shares, increased by the amount of its share of items of income and gain of the Fund and reduced, but not below zero, by: (a) the amount of its share of Fund deductions and losses; (b) expenditures which are neither properly deductible nor properly chargeable to its capital account; and (c) the amount of any distributions received by such shareholder.

CURRENT DISTRIBUTIONS BY THE FUNDS; REDEMPTIONS CURRENT DISTRIBUTIONS/PARTIAL REDEMPTIONS. A current cash distribution by the Fund with respect to shares held by a shareholder will result in taxable gain to the distributee shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. Gain recognized as a result of such distributions is considered gain from the sale or exchange of the shareholder's shares in the Fund. Loss is not recognized by a shareholder as a result of a current distribution by the Fund. A current distribution reduces the distributee shareholder's adjusted basis in its Fund shares, but not below zero.

LIQUIDATION OF A SHAREHOLDER'S ENTIRE INTEREST IN THE FUND. Generally, a distribution or series of distributions by the Fund to an shareholder that results in termination of its entire interest in the Fund results in gain to the distributee shareholder only to the extent that any money and the fair market value on the date of distribution of marketable securities (within the meaning of Section 731(c) of the Code) distributed exceeds the shareholder's adjusted basis in its Fund shares. When only money (including any marketable securities treated as a distribution of money) and unrealized receivables are distributed, loss will be recognized to the extent that the shareholder's adjusted basis in its Fund shares exceeds the amount of money distributed and the basis to the shareholder of any unrealized receivables distributed. Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee shareholder's Fund shares and generally will be capital gain or loss.

PRE-CONTRIBUTION GAIN. Certain tax rules limit the use of partnerships such as the Fund to eliminate taxation of built-in gain on appreciated assets contributed to a partnership. Under these rules, pre-contribution gain or loss is recognized by a shareholder that contributes property to the Fund if the property is subsequently distributed to another shareholder within seven years after the date of the original contribution. A similar seven-year limitation applies to a redeeming shareholder if the Fund distributes appreciated property to the shareholder and the shareholder had previously contributed different property to the Fund. In the latter case, pre-contribution gain (but not loss) is recognized by the redeeming shareholder to the extent of the lesser of the amount of appreciation in the property on the distribution date and amount of pre-contribution gain.

TAX TREATMENT OF CAPITAL GAINS AND LOSSES

Amounts realized from the sale or exchange of assets of the Fund will generally be treated as capital gains or losses. A net capital loss allocated to a shareholder may be used to offset other capital gains. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. Shareholders other than corporations are generally subject to the tax rules applicable to individuals.

U.S. GOVERNMENT OBLIGATIONS

States grant tax-free status to a shareholder's allocable share of interest earned by the Fund on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Fund. Investments in Ginnie Mae or Fannie Mae securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

DIVIDENDS-RECEIVED DEDUCTION

Because the Fund's income primarily consists of interest rather than dividends, none of its income allocated to a U.S. corporate shareholder will generally be eligible for the dividends-received deduction.

INVESTMENT IN COMPLEX SECURITIES

The Fund may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund and/or defer the Fund's ability to recognize losses. In turn, these rules may affect the amount, timing or character of the income allocated to shareholders of the Fund. If the Fund purchases shares in certain foreign investment entities called "passive foreign investment companies," shareholders of the Fund may be subject to U.S federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of these shares even if the Fund distributes such income to its shareholders.

TAX-EXEMPT INVESTORS

Certain tax-exempt organizations are subject to a tax on "unrelated business taxable income" (UBTI). Income from certain types of investments made by the Fund which is allocated to tax-exempt shareholders could be treated as UBTI subject to tax. In addition, to the extent that the Fund borrows in connection with the acquisition of any property, income from such debt-financed property may be subject to the tax on UBTI. If the Fund incurs UBTI, it intends to furnish annually to each tax-exempt shareholder after the end of the Fund's fiscal year the information necessary to enable the shareholder to determine the portion of its distributive share of each item of income, gain and deduction that is to be taken into account in determining UBTI.

FOREIGN INCOME TAXES

The Fund may pay or accrue foreign income taxes in connection with its investments. Such amounts will be deemed to be paid to the foreign government by the shareholders of the Fund. A shareholder may (subject to certain limitations) elect each taxable year to treat its share of these foreign income taxes as a credit against its U.S. income tax liability or to deduct such amount from its U.S. taxable income. However, a shareholder's ability to obtain a credit or deduction for such taxes depends on the particular circumstances applicable to that shareholder, and it is possible that a shareholder may get little or no benefit with respect to its share of foreign taxes paid or accrued by the Fund.

NON-U.S. INVESTORS

Non-U.S. shareholders in the Fund will generally not be subject to U.S. federal income tax or U.S. withholding tax on their distributive share of U.S. source "portfolio" interest and capital gains and foreign source income of the Fund. Non-U.S. shareholders will be subject to a 30% withholding tax (unless reduced by an applicable treaty and not otherwise subject to limitation of benefits under the Internal Revenue Code) on their distributive share, if any, of other fixed and determinable income from U.S. sources that is not effectively connected with the conduct of a U.S. trade or business. Non-U.S. shareholders who are individuals also may be subject to U.S. estate tax as a result of an investment in the Fund.

STATE AND LOCAL TAXATION

A shareholder's distributive share of the Fund's taxable income or loss generally is taken into account in determining the shareholder's state and local income tax liability in a jurisdiction in which such shareholder is a resident or does business.

THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL INCOME TAX PLANNING. PROSPECTIVE FUND SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE EFFECTS OF THIS INVESTMENT IN THEIR OWN TAX SITUATION.

ITEM 20.  UNDERWRITERS

Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 22. FINANCIAL STATEMENTS


The audited financial statements and auditor's report in the Trust's Annual Report to Shareholders for the fiscal year ended July 31, 2003, are incorporated by reference (are legally a part of this Part B).




USEFUL TERMS AND DEFINITIONS

1940 Act - Investment Company Act of 1940, as amended. The 1940 Act governs the operations of the Fund.

1933 Act - Securities Act of 1933, as amended

Agent Bank - A Lender that administers a Corporate Loan on behalf of all Lenders on a Corporate Loan. The Agent Bank typically is responsible for the collection of principal and interest and fee payments from the Borrower, and distributes these payments to the other Lenders. The Agent Bank is usually responsible for enforcing the terms of the Corporate Loan. The Agent Bank is compensated for these services.

Assignment - An interest in a portion of a Corporate Loan. The purchaser of an Assignment steps into the shoes of the original Lender. An Assignment from a Lender gives the Fund the right to receive payments directly from the Borrower and to enforce its rights as a Lender directly against the Borrower.

Board - The Board of Trustees of the Trust

Borrower - A corporation that borrows money under a Corporate Loan or issues Corporate Debt Securities. The Borrower is obligated to make interest and principal payments to the Lender of a Corporate Loan or to the holder of a Corporate Debt Security.

CD - Certificate of deposit

CD Rate - The interest rate currently available on certificates of deposit

Code - Internal Revenue Code of 1986, as amended

Corporate Debt Securities - Obligations issued by corporations in return for investments by securityholders. In exchange for their investment in the corporation, securityholders receive income from the corporation and the return of their investments. The corporation typically pledges to the securityholders collateral which will become the property of the securityholders in case the corporation defaults in paying interest or in repaying the amount of the investments to securityholders.

Corporate Loan - A loan made to a corporation. In return, the corporation makes payments of interest and principal to the Lenders. The corporation typically pledges collateral which becomes the property of the Lenders, in case the corporation defaults in paying interest or principal on the loan. Corporate Loans include Participation Interests in Corporate Loans and Assignments of Corporate Loans.

Declaration of Trust - The Amended and Restated Agreement and Declaration of Trust of the Trust, which is the basic charter document of the Trust

Distributors - Franklin/Templeton Distributors, Inc., is a wholly owned subsidiary of Resources, a registered broker-dealer and member of the NASD. This Part B lists the Fund's officers and Board members who are affiliated with Distributors. Distributors is located at One Franklin Parkway, San Mateo, CA 94403-1906.

Floating Interest Rate - One of the following: (i) a variable interest rate which adjusts to a base interest rate, such as LIBOR or the CD Rate on set dates; or (ii) an interest rate that floats at a margin above a generally recognized base lending interest rate such as the Prime Rate of a designated U.S. bank.

Franklin Templeton Funds - The U.S. registered mutual funds in the Franklin Group of Funds(R) and the Templeton Group of Funds except Franklin Templeton Variable Insurance Products Trust and Templeton Capital Accumulator Fund.

Franklin Templeton Group - Franklin Resources, Inc., a publicly owned holding company, and its various subsidiaries

Franklin Templeton Investments - All U.S. registered investment companies in the Franklin Group of Funds(R)and the Templeton Group of Funds

FT Services - Franklin Templeton Services, LLC, the Fund's administrator

Illiquid - Illiquid property or securities cannot be sold within seven days, in the ordinary course of business, at approximately the valued price.

Intermediate Participant - A Lender, Participant or Agent Bank interposed between the Fund and a Borrower, when the Fund invests in a Corporate Loan through a Participation Interest.

Investor Services - Franklin Templeton Investor Services, LLC., the Fund's shareholder servicing and transfer agent

IRS - Internal Revenue Service

Lender - The party that loans money to a corporation under a Corporate Loan. A Corporate Loan in which the Fund may invest is often negotiated and structured by a group of Lenders. The Lenders typically consist of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions. The Fund acts as a Lender when it directly invests in a Corporate Loan or when it purchases an Assignment.

LIBOR - The London InterBank Offered Rate, the interest rate that the most creditworthy international banks charge each other for large loans.

Moody's - Moody's Investors Service

NASD - National Association of Securities Dealers, Inc.

Net Asset Value (NAV) - The net asset value of an investment company is determined by deducting the company's liabilities from the total assets of the company. The net asset value per share is determined by dividing the net asset value of the company by the number of shares outstanding.

NRSRO - a nationally recognized statistical rating organization, such as S&P or Moody's

NYSE - New York Stock Exchange

Participant - A holder of a Participation Interest in a Corporate
Loan

Participation Interest - An interest which represents a fractional interest in a Corporate Loan. The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests.

Prime Rate - The interest rate charged by leading U.S. banks on loans to their most creditworthy customers


Prospectus - The prospectus for the Fund dated December 1, 2003, which we may amend from time to time


Recognized Market - Includes the following Stock Exchanges: (i) all stock exchanges in a Member State of the European Union; (ii) all stock exchanges in a Member State of the European Economic Area (EEA) (Norway, Iceland and Liechtenstein); and (iii) a stock exchange located in any of the following countries: Australia, Canada, Japan, Hong Kong, New Zealand, Switzerland and USA. It also includes the following Markets: (i) the market organized by the International Securities Markets Association; (ii) the market conducted by the "listed money market institutions" as described in the Bank of England publication "The Regulation of the Wholesale Cash and OTC Derivatives (in Sterling, foreign currency and bullion); (iii) AIM - the Alternative Investment Market in the UK, regulated and operated by the London Stock Exchange; (iv) the over-the-counter market in Japan regulated by the Securities Dealers Association of Japan; (v) NASDAQ in the United States; (vi) the market in U.S. government securities conducted by primary dealers regulated by the Federal Reserve Bank of New York; (vii) the over-the-counter market in the United States regulated by the National Association of Securities Dealers Inc. (Also may be described as: the over-the-counter market in the United States conducted by primary and secondary dealers by the Securities and Exchanges Commission and by the National Association of Securities Dealers (and by banking institutions regulated by the U.S. Comptroller of the Currency, the Federal Reserve System or Federal Deposit Insurance Corporation)); (viii) the French market for "Titres de Creance Negotiable (over-the-counter market in negotiable debt instruments); (ix) EASDAQ (European Association of Securities Dealers Automated Quotation); and (x) the over-the-counter market in Canadian Government Bonds, regulated by the Investment Dealers Association of Canada.

Resources - Franklin Resources, Inc.

SAI - Statement of Additional Information

S&P - Standard & Poor's Ratings Group(R)

SEC - Securities and Exchange Commission

Unsecured Corporate Loans and Unsecured Corporate Debt Securities - Corporate Loans and Corporate Debt Securities that are not backed by collateral. Thus, if a Borrower Defaults on an Unsecured Corporate Loan or Unsecured Corporate Debt Security, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due.

We/Our/Us - Unless a different meaning is indicated by the context, these terms refer to the Fund and/or Investor Services, or other wholly owned subsidiaries of Resources.


APPENDIX

DESCRIPTION OF RATINGS

CORPORATE BOND RATINGS

MOODY'S

Aaa - Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds rated Aa are judged to be high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risks appear somewhat larger.

A - Bonds rated A possess many favorable investment attributes and are considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa - Bonds rated Baa are considered medium-grade obligations. They are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba - Bonds rated Ba are judged to have predominantly speculative elements and their future cannot be considered well assured. Often the protection of interest and principal payments is very moderate and, thereby, not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds rated Caa are of poor standing. These issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds rated Ca represent obligations that are speculative to a high degree. These issues are often in default or have other marked shortcomings.

C - Bonds rated C are the lowest rated class of bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond ratings. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

S&P

AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

AA - Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and, in the majority of instances, differ from AAA issues only in a small degree.

A - Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB - Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

BB, B, CCC, CC - Bonds rated BB, B, CCC and CC are regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While these bonds will likely have some quality and protective characteristics, they are outweighed by large uncertainties or major risk exposures to adverse conditions.

C - Bonds rated C are typically subordinated debt to senior debt that is assigned an actual or implied CCC- rating. The C rating also may reflect the filing of a bankruptcy petition under circumstances where debt service payments are continuing. The C1 rating is reserved for income bonds on which no interest is being paid.

D - Debt rated D is in default and payment of interest and/or repayment of principal is in arrears. Plus (+) or minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.


COMMERCIAL PAPER RATINGS

MOODY'S

Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually their promissory obligations not having an original maturity in excess of nine months. Moody's employs the following designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

P-1 (Prime-1): Superior capacity for repayment.

P-2 (Prime-2): Strong capacity for repayment.

S&P

S&P's ratings are a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues within the "A" category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety, as follows:

A-1: This designation indicates the degree of safety regarding timely payment is very strong. A "plus" (+) designation indicates an even stronger likelihood of timely payment.

A-2: Capacity for timely payment on issues with this designation is strong. The relative degree of safety, however, is not as overwhelming as for issues designated A-1.

A-3: Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.











                      FRANKLIN FLOATING RATE MASTER TRUST

                                   FORM N-1A

                           PART C: OTHER INFORMATION



ITEM 23.  EXHIBITS.

      The following exhibits are incorporated by reference to the previously filed document indicated below, except as noted:

      (a)  Agreement and Declaration of Trust

           (i)  Certificate of Trust dated November 16, 1999 Filing:
                Registration Statement on Form N-2
                File No. 811-09869
                           Filing Date: March 24, 2000

           (ii) Amendment dated March 21, 2000 to Certificate of Trust Filing:
                Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

           (iii)Amended and Restated Agreement and Declaration of Trust dated July 2, 2002
                Filing: Registration Statement on Form N-1A
                File No. 811-09869
                Filing Date: July 2, 2002

      (b)  BY-LAWS

           (i)  Amended and Restated By-Laws effective July 2, 2002 Filing:
                Registration Statement on Form N-1A
                File No. 811-09869
                Filing Date: July 2, 2002

      (c)  INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

           (i)  Agreement and Declaration of Trust

                (A)  ARTICLE III, Shares - Section 1

                (B)  ARTICLE V, Shareholders' Voting Powers and Meetings

                (C) ARTICLE VI, Net Asset Value, Distributions, Redemptions and Transfers

                (D)  ARTICLE VIII, Miscellaneous - Section 4

           (ii) By-Laws

                (A) ARTICLE II - Meetings of Holders

                (B) ARTICLE VII, General Matters: - Sections 3, 4, 6, 7

           (iii) PART B: Statement of Additional Information - Item 17

      (d)  INVESTMENT ADVISORY CONTRACTS

           (i) Investment Advisory Agreement between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin
                Advisers, Inc. dated March 24, 2000
                Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: May 15, 2000

      (e)  UNDERWRITING CONTRACTS

           Not Applicable

      (f)  BONUS OR PROFIT SHARING CONTRACTS

           Not Applicable

      (g)  CUSTODIAN AGREEMENTS

           (i) Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

           (ii) Amendment dated May 7, 1997 to Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

           (iii)Amendment dated February 27, 1998 to Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

           (iv) Amendment dated May 16, 2001 to Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing: Amendment No. 3 to Registration Statement on Form N-2 File No. 811-09869
                Filing Date: November 29, 2001

           (v) Amendment dated September 1, 2003 to Exhibit A of the Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996

           (vi) Amended and Restated Foreign Custody Manager Agreement between the Registrant and The Bank of New York dated May 16, 2001
                Filing: Amendment No. 3 to Registration Statement on Form N-2 File No. 811-09869
                Filing Date: November 29, 2001

          (vii) Amendment to Schedule 1 dated September 1, 2003 of the Foreign Custody Manager Agreement between the Registrant and Bank of New York

         (viii) Amendment to Schedule 2 dated May 20, 2003 of the Foreign Custody Manager Agreement between the Registrant and Bank of New York

           (ix) Terminal Link Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing:  Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

      (h)  OTHER MATERIAL CONTRACTS

(i) Contract for Fund Administrative Services dated January 1, 2001 between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Templeton Services, LLC
                Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: November 29, 2001

      (i)  LEGAL OPINION

           Not Applicable

      (j)  OTHER OPINIONS

           Not Applicable

      (k)  OMITTED FINANCIAL STATEMENTS

           Not Applicable

      (l)  INITIAL CAPITAL AGREEMENTS

           (i) Letter of Understanding dated March 24, 2000 from Franklin Resources, Inc. Filing: Registration Statement on Form N-2 File No. 811-09869
                Filing Date: May 15, 2000

           (ii) Letter of Understanding dated March 24, 2000 from Templeton Investment Counsel, Inc. Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: May 15, 2000

      (m)  RULE 12B-1 PLAN

           Not Applicable

      (n)  RULE 18F-3 PLAN

           Not Applicable

      (p)  CODE OF ETHICS

           (i) Code of Ethics dated May 2003

      (q)  POWER OF ATTORNEY

           (i) Power of Attorney dated November 12, 2002 Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: November 27, 2002

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE
          FUND

           None

ITEM 25.  INDEMNIFICATION

Under Article III, Section 7 of Registrant's Agreement and Declaration of Trust, as amended, if any Holder or former Holder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Holder of the Trust (or by having been a Holder of a particular Series), and not because of such Person's acts or omissions, the Holder or former Holder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from, and indemnified out of the assets of the Trust or out of the assets of the applicable Series (as the case may be) against, all loss and expense arising from such claim or demand; provided that such indemnification shall be limited in amount to no more than the net assets held with respect to such Series or the Trust (where there is no Series).

Under Article VII, Section 1 and 2 of the Registrant's Agreement and Declaration of Trust, as amended, the Trustees of the Registrant shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Registrant, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Registrant out of its assets may indemnify and hold harmless each and every Trustee and officer of the Registrant from and against any and all claims, demands, costs, losses, expenses and damages whatsoever arising out of or related to the performance of his or her duties as a Trustee or officer of the Registrant; provided that nothing contained in Registrant's Agreement and Declaration of Trust shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Registrant or any Holder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27.  PRINCIPAL UNDERWRITERS

           Not Applicable

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS

The accounts, books or other documents required to be maintained by Section 31
(a) of the Investment Company Act of 1940 are kept by the Fund or its shareholder services agent, Franklin Templeton Investor Services, LLC, both of whose address is One Franklin Parkway, San Mateo, CA 94403-1906.

ITEM 29.  MANAGEMENT SERVICES

There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30.  UNDERTAKINGS

           Not Applicable


                                  SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, and the State of California, on the 26th day of November, 2003.

                              FRANKLIN FLOATING RATE MASTER TRUST
                              (Registrant)

                              By: /s/David P. Goss
                                     Vice President







                      FRANKLIN FLOATING RATE MASTER TRUST
                            REGISTRATION STATEMENT
                                EXHIBITS INDEX


EXHIBIT NO.          DESCRIPTION                          LOCATION

EX-99.(a)(i)         Certificate of Trust dated               *
                     November 16, 1999

EX-99.(a)(ii)        Amendment dated March 21, 2000 to        *
                     the Certificate of Trust

EX-99.(a)(iii)       Amended and Restated Agreement           *
                     and Declaration of Trust dated
                     July 2, 2002

EX-99.(b)(i)         Amended and Restated By-Laws             *
                     effective July 2, 2002

EX-99.(d)(i)         Investment Advisory Agreement            *
                     between the Registrant, on
                     behalf of Franklin Floating Rate
                     Master Series, and Franklin
                     Advisers, Inc., dated March 24, 2000

EX-99.(g)(i)         Master Custody Agreement between         *
                     Registrant and Bank of New York
                     dated February 16, 1996

EX-99.(g)(ii)        Amendment dated May 7, 1997 to           *
                     Master Custody Agreement between
                     Registrant and Bank of New York

EX-99.(g)(iii)       Amendment dated February 27, 1998        *
                     to Master Custody Agreement
                     between Registrant and Bank of New York

EX-99.(g)(iv)        Amendment dated May 16, 2001 to          *
                     Master Custody Agreement between
                     Registrant and Bank of New York
                     dated February 16, 1996

EX-99.(g)(v)         Amendment dated September 1, 2003        Attached
                     to Exhibit A of the Master Custody
                     Agreement dated February 16, 1996

EX-99.(g)(vi)        Amended and Restated Foreign             *
                     Custody Manager Agreement
                     between the Registrant and The Bank
                     of New York dated May 16, 2001

EX-99.(g)(vii)       Amendment to Schedule 1 dated            Attached
                     September 1, 2003 of the Foreign
                     Custody Manager Agreement between
                     the Registrant and Bank of New York


EX-99.(g)(viii)      Amendment to Schedule 2 dated May 20,    Attached
                     2003 of the Foreign Custody Agreement
                     between the Registrant and the Bank of
                     New York

EX-99.(g)(ix)        Terminal Link Agreement between          *
                     Registrant and Bank of New York
                     dated February 16, 1996

EX-99.(h)(i)         Contract for Fund Administrative         *
                     Services dated January 1, 2001
                     between the Registrant and
                     Franklin Templeton Services, LLC

EX-99.(l)(i)         Letter of Understanding dated            *
                     March 24, 2000 from
                     Franklin Resources, Inc.

EX-99.(l)(ii)        Letter of Understanding dated            *
                     March 24, 2000 from
                     Templeton Investment Counsel, Inc.

EX-99.(p)(i)         Code of Ethics dated May 2003            Attached

EX-99.(q)(i)         Power of Attorney dated November         *
                     12, 2002


*Incorporated by Reference